UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.        )
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Better Home & Finance Holding Company
(Name of Registrant as Specified in Its Charter)
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Notice of 2025 Annual Meeting of Stockholders
and Proxy Statement

Better.com	1 World Trade Center 285 Fulton Street, 80th Floor Suite A New York, NY 10007
Dear Fellow Stockholders,
On behalf of the Board of Directors of Better Home & Finance Holding Company, I am pleased to invite you to attend the 2025 annual meeting of stockholders of Better Home & Finance Holding Company (the "2025 Annual Meeting"), to be held on Tuesday, June 10, 2025, at 12:00 p.m. Eastern Time. Our 2025 Annual Meeting will be a ‘‘virtual meeting’’ conducted exclusively online via the Internet at www.virtualshareholdermeeting.com/BETR2025.
The Notice of 2025 Annual Meeting of Stockholders and Proxy Statement on the following pages describe the matters to be presented at the 2025 Annual Meeting. Details regarding how to attend the meeting and the business to be conducted at the 2025 Annual Meeting are more fully described in the Notice of 2025 Annual Meeting of Stockholders and Proxy Statement.
Your vote is very important. Whether you plan to attend and participate in the 2025 Annual Meeting, please be sure to vote. Voting instructions can be found on page 40 of the Proxy Statement.
On behalf of the Board of Directors and the management team, thank you for your ongoing support of and continued interest in Better Home & Finance.
Sincerely,
Harit Talwar
Chairman of the Board of Directors
April 30, 2025

Notice of 2025 Annual Meeting of Stockholders
The board of directors (the "Board") of Better Home & Finance Holding Company ("we", "us", "our", "Better", "Better Home & Finance" or the "Company") is soliciting proxies to be used at the 2025 annual meeting of stockholders (the "2025 Annual Meeting") to be held on the following date, at the following time and to be conducted in a "virtual meeting" format exclusively online, and with the following record date:
Time and Date:    Tuesday, June 10, 2025, at 12:00 p.m. Eastern Time
Internet Link:    www.virtualshareholdermeeting.com/BETR2025
Record Date:    April 30, 2025
Stockholders will be able to examine a list of stockholders entitled to vote at the 2025 Annual Meeting on the virtual meeting website during the meeting or at our offices at 1 World Trade Center, 285 Fulton Street, 80th Floor Suite A, New York, New York 10007 during ordinary business hours for a period of 10 days prior to the 2025 Annual Meeting for any purpose germane to the meeting. The following proposals will be voted on during the 2025 Annual Meeting:

Proposals

1	Election of the six nominees identified in the accompanying Proxy Statement to serve as directors until the next annual meeting of stockholders

2	Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2025

3	Transaction of any other business that may properly be brought before the 2025 Annual Meeting

The Board of Directors recommends that stockholders vote FOR the election of each of the director nominees and FOR Proposal 2
Who Can Vote
Only holders of record of our Class A common stock, par value $0.0001 per share (“Class A Common Stock”), and Class B common stock, par value $0.0001 per share (“Class B Common Stock”), at the close of business on April 30, 2025, will be entitled to vote at the 2025 Annual Meeting. You may vote with respect to the matters described in the Proxy Statement by following the instructions set forth in the Notice of Internet Availability of Proxy Materials (the “Notice”) or through the procedures described in the Proxy Statement.
Date of Mailing
The Proxy Statement and accompanying materials (the “Proxy Materials”) were filed with the U.S. Securities and Exchange Commission on, and we expect to first send the Proxy Materials to stockholders on or about, April 30, 2025.
Paula Tuffin
General Counsel, Chief Compliance Officer and Secretary
New York, New York
April 30, 2025

Important Notice Regarding the Availability of Proxy Materials for the 2025 Annual Meeting to be held June 10, 2025

Table of Contents

Our Company	1	Proposal 2 - Ratification of Appointment of Independent Registered Public Accounting Firm	13

About Better Home & Finance	1

Business Combination	1	Vote Required to Approve the Proposal	13

Proposal 1 - Election of Directors	2	Audit and Other Fees	14

Director Nominees	2	Audit Committee Report	15

How We Evaluate Director Nominees	4	Executive Compensation	16

Director Election Standards	4	Named Executive Officers	16

Corporate Governance	5	Summary Compensation Table	16

Director Independence	5	Narrative to Summary Compensation Table	17

Board Evaluation Process	5	Outstanding Equity Awards at Fiscal Year-End	20

Meetings and Committees of the Board	6	Executive Compensation Arrangements	20

Roles and Responsibilities of the Board and Committees	6	Ownership of Our Common Stock	24

Risk Oversight	8	Delinquent Section 16(a) Reports	27

Board Composition	8	Certain Relationships and Related Party Transactions	28

Director Search	8	Stockholders Agreements of Pre-Business Combination Better Related to the Business Combination	28

Corporate Governance Guidelines	9	Director and Executive Officer Borrowings of Pre-Business Combination Better	29

Our Board Leadership	9	Director and Officer Indemnification	29

Limitations on Liability and Indemnification	10	Other Related Party Transactions	29

Compensation Committee Interlocks and Insider Participation	10	Statement of Policy Regarding Transactions with Related Parties	30

Insider Trading Policy and Policy on Pledging and Hedging of Company Stock	10	Proxy Procedures and Information About the Annual Meeting	32

Code of Business Conduct and Ethics	10	Stockholders Entitled to Vote at the Annual Meeting	32

Director Compensation	11	Voting Procedures	32

Chairman Agreement with Harit Talwar	11	Voting Options; Quorum	32

2024 Director Compensation Table	12	Revocation of Proxies	33

		Solicitation of Proxies	33

		Additional Information	33

		Other Business	34

		Stockholder Communications with the Board	34

		Director Nominations	34

		Proposals for 2025 Annual Meeting of Stockholders	34

		Multiple Stockholders Sharing the Same Address	35

		2024 Annual Report	35

Table of Contents

Forward-Looking Statements
This Proxy Statement and the information and documents incorporated by reference herein contain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 that reflect future plans, business strategy, estimates, beliefs and expected performance. These statements constitute forward-looking statements, and are not guarantees of performance. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this Proxy Statement, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Such forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this Proxy Statement. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Forward-looking statements in this Proxy Statement and the associated risks, uncertainties, assumptions, and other important factors may include, but are not limited to, those factors described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (the "2024 Annual Report").

ii	Better Home & Finance Holding Company 2025 Proxy Statement

Our Company
About Better Home & Finance
Better Home & Finance principally operates a digital-first homeownership company featuring Betsy, the first voice-based AI loan assistant built for the mortgage industry, offering services including mortgage financing, real estate services, title and homeowners’ insurance. We offer a selection of loan products for home purchase and refinance, including cash-out refinance, debt consolidation and home equity lines of credit, across a range of maturities and interest rates as well as a suite of non-mortgage products, including real estate agent services offered by our network of third-party partner real estate agents and, through our insurance partners, title insurance and settlement services, and homeowners insurance. We serve customers in all 50 US states and the United Kingdom.
On August 22, 2023, we completed a business combination (the “Business Combination”) with Aurora Acquisition Corp. (“Aurora”). Unless otherwise indicated, references to “Better,” “Better Home & Finance,” the “Company,” “we,” “us,” “our” and other similar terms refer to (i) Better and its consolidated subsidiaries prior to the Business Combination (“Pre-Business Combination Better”) and (ii) Better Home & Finance and its consolidated subsidiaries following the closing of our Business Combination (the “Closing”).

Proposal 1 - Election of Directors
Director Nominees
Our Corporate Governance and Nominations Committee and our Board have determined that each of the nominees possesses the right skills, qualifications and experience to oversee our long-term business strategy. Biographical information about each nominee, as well as highlights of certain notable skills, qualifications and experience that contributed to the nominee’s selection as a member of our Board and nomination for re-election at our 2025 Annual Meeting, are set forth below.

Name	Principal Occupation	Age
Harit Talwar	Former Partner, Goldman Sachs and Former President, U.S. Cards, Discover Financial Services	64
Vishal Garg	Chief Executive Officer, Better Home & Finance	47
Michael Farello	Managing Partner, L Catterton	60
Arnaud Massenet	Managing Partner, NaMa Capital Advisors LLP	59
Prabhu Narasimhan	Managing Partner, NaMa Capital Advisors LLP	45
Steven Sarracino	Founder and Chief Executive Officer, Activant Capital Group, LLC	48
Harit Talwar, Chairman
Mr. Talwar has served as a member of our board of directors (the "Board") and our Chairman since the Closing. Mr. Talwar served as Chairman of the board of directors of Pre-Business Combination Better (the "Pre-Business Combination Better Board") from May 2022 until the Closing. He was most recently at Goldman Sachs, where he served as Chairman of the Consumer Business from January 2021 through December 2021 and Global Head of the Consumer Business from May 2015 to January 2021, leading the firm’s entry into the consumer space and helping to build Marcus by Goldman Sachs as the division’s head and first employee. Prior to Goldman Sachs, Mr. Talwar was President, U.S. Cards, at Discover Financial Services. He also worked at Citicorp/Citigroup for 15 years in various management roles. Mr. Talwar has served as a member of the board of directors of Mastercard Inc. since April 2022. In addition, Mr. Talwar has served as a member of the board of directors of KPMG U.S. since January 2024, a member of the board of directors of Apexon, a digital engineering services company, since 2022 and a member of the board of directors of Inveniam, a block chain company digitizing assets in private markets, since 2023. Mr. Talwar holds a B.A. in economics from Delhi University and an M.B.A. from the Indian Institute of Management, Ahmedabad. Mr. Talwar was selected to serve on the Board and as Chairman of the Board due to his strong background in direct-to-consumer financial businesses and experience building public companies.
Vishal Garg, Chief Executive Officer
Mr. Garg has served as a member of our Board and Chief Executive Officer of the Company since the Closing. Mr. Garg founded Pre-Business Combination Better and served as Chief Executive Officer of Pre-Business Combination Better from its inception in 2015 until the Closing. Since 1999, Mr. Garg has served as the founding partner of 1/0 Capital, an investment holding company focused on creating and investing in businesses within consumer finance, technology and digital marketing, and which is a significant stockholder of the Company. Before this, Mr. Garg was an entrepreneur in the consumer finance industry. Mr. Garg holds a B.S. in Finance and International Business from New York University. Mr. Garg was selected to serve on the Board due to, among other things, the perspective and experience he brings as our Chief Executive Officer and co-founder of Pre-Business Combination Better.
Michael Farello
Mr. Farello has served as a member of our Board since the Closing. Mr. Farello served as a member of the Pre-Business Combination Better Board from February 2020 until the Closing. He is also a Managing Partner of L Catterton, a private equity firm, focused on its Growth fund, a position he has held since January 2006. Mr. Farello serves as a member of the board of several private companies, and on several of their audit committees and compensation committees. In addition, since July 2015, Mr. Farello has served on the board of directors of Vroom, an e-commerce used vehicle sales platform, including as chair of the compensation committee since July 2015. In June 2017, Mr. Farello joined the board of directors of ODDITY, a consumer-tech company which builds and scales digital-first brands to disrupt the offline-dominated beauty and wellness industries, and is chair of the compensation, and the nominating, governance and sustainability committees. Mr. Farello holds a B.S. in industrial engineering from Stanford University and an M.B.A. from Harvard Business School. Mr.

Proposal 1 - Election of Directors

Farello was selected to serve on the Board due to his strong background in technology and direct-to-consumer businesses, knowledge of growth strategies, and extensive board and committee experience.
Arnaud Massenet
Mr. Massenet has served as a member of our Board since the Closing. Mr. Massenet served as Chief Executive Officer of Aurora and as an executive officer of Novator Capital Sponsor Ltd., a Cyprus limited liability company (the "Sponsor"), in each case from inception until the Closing. Mr. Massenet is a managing partner of NaMa Capital Advisors LLP (previously Novator Capital). Mr. Massenet holds a Bachelor of Arts from the Lincoln International School of Business in Paris, France and a M.B.A. from the University of North Carolina. Mr. Massenet started his career in 1994 in banking at Morgan Stanley & Co. He became the Head of Morgan Stanley’s derivatives group in London, United Kingdom, in 1998. In 2003, Mr. Massenet started Lehman Brothers Inc.’s corporate derivatives group (Capital Market) before exiting in 2007 to start South West Capital, a hedge fund focused on real asset investments. Mr. Massenet cofounded Net-a-Porter in 1999, which was sold in a 2-step sale in 2010 and 2015 to the Richemont Group. Mr. Massenet is currently a board member of Grip, a subsidiary of Intros.at Ltd., an artificial intelligence company specialized in organizing virtual conferences for corporate and virtual meetings. Mr. Massenet also backed many successful tech companies, including Deliveroo, Care Wish Ltd., Houzz Ltd., Urban Ltd., Highsnobiety Inc., Invincible Ltd., NGM Ltd. and Ozon Ltd., and serves on the board of directors of Design Milk Co., a large interior design platform listed on the Australian stock exchange. Mr. Massenet was selected to serve on our Board due to his experience as a senior executive, his experience in investment, marketing and business development, and his experience serving on the boards of directors of other public and private companies.
Prabhu Narasimhan
Mr. Narasimhan has served as a member of our Board since the Closing. Mr. Narasimhan served as Aurora’s Chief Investment Officer and as an executive officer of the Sponsor, in each case from inception until the Closing. Mr. Narasimhan is a managing partner of NaMa Capital Advisors LLP (previously Novator Capital) that Mr. Narasimhan co-founded in 2020 together with Thor Björgólfsson and Chiehmi Chan. Mr. Narasimhan has over 15 years of experience as a lawyer at three leading international law firms, two as partner (Mayer Brown, White & Case and Baker & McKenzie). During his time at White & Case, Mr. Narasimhan held the position of partner and Global Head of Family Offices, advising high net worth family offices on all transactional aspects (mergers and acquisitions, bank finance, tax, structuring and execution) of their investments. Mr. Narasimhan then moved to Baker & McKenzie to found their London headquartered Alternative Capital practice, acting as a senior strategic advisor to multi-billion dollar family offices and private equity funds on multibillion dollar mergers and acquisitions and equity and debt capital markets transactions worldwide. His re-structuring of ATP Media Operations Ltd.’s, or ATP Media, tennis broadcasting rights and his crafting of fiscal stimulus laws in Europe have been widely recognized and commended, particularly by the FT Innovative Lawyers awards. Additionally, in 2020, Mr. Narasimhan was appointed to the board of directors of the media company, Prime Focus World, N.V. Mr. Narasimhan was selected to serve on our Board due to his due to his extensive legal experience as well as his investment and business development experience.
Steven Sarracino
Mr. Sarracino has served as a member of our Board since the Closing. Mr. Sarracino served as a member of the Pre-Business Combination Better Board from August 2019 until the Closing. He also serves as Founder and Chief Executive Officer of Activant Capital Group, LLC, a global investment firm, a position he has held since founding Activant in November 2012 and formally launching in January 2015. Mr. Sarracino has served on the board of over a dozen public and private companies including Upland Software, where he served on the audit committee of the board of directors from December 2013 to April 2016. Mr. Sarracino holds a B.B.A. in Finance from Southern Methodist University and an M.B.A. from the Wharton School at the University of Pennsylvania. Mr. Sarracino was selected to serve on the Board due to his strong background in high-growth company investment, knowledge of technology companies and extensive board experience.

The Board of Directors recommends that stockholders vote FOR the election of each of the director nominees.

Better Home & Finance Holding Company 2025 Proxy Statement	3

Proposal 1 - Election of Directors

Although our Board does not anticipate that any of the nominees will be unable to stand for election as a director at our 2025 Annual Meeting, if this occurs, proxies will be voted in favor of such other person or persons as may be designated by our Corporate Governance and Nominations Committee and our Board.
How We Evaluate Director Nominees
Upon the recommendation of the Corporate Governance and Nominations Committee, our Board has nominated the six nominees identified above under "Director Nominees" for election at our 2025 Annual Meeting. If elected, the nominees for election as directors will serve until the next annual meeting and until their successors are elected and qualified or until their death, resignation or removal. All of the nominees are currently directors of the Company and were previously elected by our stockholders.
The Corporate Governance and Nominations Committee, when making recommendations to the Board regarding director nominations, assesses the overall performance of the Board and its committees, and when re-nominating incumbent Board members or nominating new Board members, evaluates the potential candidate’s ability to make a positive contribution to the Board’s overall function. The Corporate Governance and Nominations Committee considers the actual performance and independence of incumbent Board members over the previous year (or shorter period for directors not serving a full year), as well as whether members of the Board have appropriate experience, skills and other qualifications to support our role as a leading digital homeownership company. The particular experience, independence, qualifications, attributes and skills of the potential candidate are assessed by the Corporate Governance and Nominations Committee to determine whether the potential candidate possesses the professional and personal experiences and expertise necessary to enhance the Board’s mission. After conducting the foregoing analysis, the Corporate Governance and Nominations Committee makes recommendations to the Board regarding director nominees. In its annual assessment of director nominees, the Corporate Governance and Nominations Committee does not take a formulaic approach, but rather considers each prospective nominee’s diversity in viewpoints, personal and professional experiences and background and ability. In making director nominations, the Corporate Governance and Nominations Committee evaluates the Board considering, among other things, the attributes discussed in “Corporate Governance—Board Composition” below.
The Board also evaluates, from time to time, the size of the Board as well as the structure and membership of its committees. In determining the number of directors, committee membership and structure of the committees, the Board considers several factors, including the attributes and experience of the members of our Board, the oversight responsibilities required for a Company of our size and complexity and the Corporate Governance Requirements of the listing rules of Nasdaq (the "Nasdaq Corporate Governance Rules"). For additional information on the Board selection process see "Corporate Governance" below.
Director Election Standards
The Company maintains a “majority” voting standard for uncontested elections. For a nominee to be elected to our Board, the nominee must receive more “for” than “against” votes. In accordance with our corporate governance guidelines (the "Corporate Governance Guidelines"), each nominee standing for election or re-election as a director must, if the nominee fails to receive a sufficient number of votes contemplated by our bylaws (the "Bylaws"), promptly tender a written offer of resignation to the Board. The Corporate Governance and Nominations Committee will make a recommendation to the Board as to whether to accept or reject the resignation, or whether other action should be taken. In the event of a contested director election, a plurality standard will apply.

4	Better Home & Finance Holding Company 2025 Proxy Statement

Corporate Governance
Our business is managed under the direction of our Board. Our Board is committed to sound corporate governance and promoting the long-term interests of our stockholders by adopting structures, policies and practices that promote responsible oversight of management.
Director Independence
Our Corporate Governance Guidelines require that a majority of our Board consist of directors who are neither officers nor employees of the Company or its subsidiaries (and have not been officers or employees within the previous three years), do not have a relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and are otherwise “independent directors” under the Nasdaq Corporate Governance Rules.
Rule 5605 of the Nasdaq Corporate Governance Rules ("Nasdaq Rule 5605") requires that a majority of our Board be independent. An “independent director” is defined generally as a person other than an officer or employee of the company or any other individual having a relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
In accordance with our Corporate Governance Guidelines, the Nasdaq Corporate Governance Rules and the director independence standards adopted by the Board on April 25, 2025, the Board conducted its review of all relationships between the Company and each director and director nominee and has affirmatively determined that, with the exception of Mr. Garg, none of them has a material relationship with the Company or any other relationship that would preclude his independence under Nasdaq Rule 5605. Accordingly, the Board has determined that each of our current directors, other than Mr. Garg, is an independent director under the Nasdaq Corporate Governance Rules.
Board Evaluation Process
The Corporate Governance and Nominations Committee leads the Board in an annual self-evaluation to determine whether it and its committees are functioning effectively. The Corporate Governance and Nominations Committee is responsible for oversight of the evaluation process and reports on the process to the Board.
In addition, each committee of the Board conducts annual evaluations of its performance and reports to the Board on such evaluation. The Corporate Governance and Nominations Committee reviews the evaluations prepared by each Board committee of such committee's performance and determines whether to propose any changes to the Board.
As part of the self-assessment process, each Board and committee member provides feedback on a range of topics relevant to the performance and effectiveness of the Board and the applicable committee. Below is a summary of the evaluation process utilized in 2025.

Step 1 Board and Committee Evaluations	The Board directed the General Counsel to coordinate the Board’s self-assessment by its members. The General Counsel prepared a detailed questionnaire designed to obtain feedback on a range of topics. She then scheduled 1:1 confidential interviews with each Director to review the questionnaire in interviews with each of the directors.

Step 2 Initial Report	The General Counsel prepared and presented a report to Mr. Talwar, who serves as Chair of the Corporate Governance and Nominations Committee and Chairman of the Board, that aggregated and summarized the Director responses. All responses from directors were kept confidential and anonymous.

Step 3 Board and Committee Review	The aggregated results will be presented to the Corporate Governance and Nominations Committee for its review and discussion, at which time the Committee will consider what, if any, actions might be implemented to enhance future performance of the Board as it evaluates the size, structure and composition of the Board, as well as the role, composition and allocation of responsibilities among Board committees.

Corporate Governance

Meetings and Committees of the Board
Our Board holds regular and special meetings throughout the year. During 2024, the Board held seven (7) meetings. Each director is expected to attend all Board meetings and meetings of the Board committees on which he serves. During 2024, each director attended at least 75% of the aggregate of the number of meetings of the Board and each committee of the Board on which they served. Our policy is that all directors should attend the Annual Meeting of Shareholders. All Board members attended the 2024 Annual Meeting.
The following table sets forth the current members of our Board who served on committees in 2024, the standing committees of the Board on which they served, the chairs of the committees and the number of committee meetings held during 2024:

Director	Audit Committee	Compensation Committee	Corporate Governance and Nominations Committee
Harit Talwar	M	M	C
Michael Farello	M	M
Steven Sarracino	C	M	M
Prabhu Narasimhan		C
Arnaud Massenet			M
Number of 2024 Meetings	7	6	6

C - Chair	M - Member
The Board convened a Special Committee on March 22, 2024, to evaluate a proposal from SoftBank to purchase all or a portion of the Company’s $528,585,444 convertible note issued to SoftBank (the “Convertible Note”). Mr. Garg was excluded from participation on the Special Committee due to the potential conflict of interest arising from Mr. Garg’s agreement to indemnify SoftBank for certain losses suffered from syndication or sale of the Convertible. Mr. Narasimhan chaired the committee composed of himself, Mr. Talwar and Mr. Farello. The committee met on five occasions during 2024.
Roles and Responsibilities of the Board and Committees
Our Board directs the management of the Company’s business and affairs, as provided by Delaware law, and conducts its business through meetings of the Board and standing committees as well as special committees that may be established by the Board from time to time.
Our Board has three standing committees: the audit committee (the "Audit Committee"), the compensation committee (the "Compensation Committee") and the corporate governance and nominations committee (the "Corporate Governance and Nominations Committee"). Each committee has a written charter and each charter is available on the “Investor Relations—Governance—Governance Documents” portion of our website, www.better.com.
Audit Committee
Our Audit Committee is responsible for, among other things:
•appointing, compensating, retaining, evaluating, terminating and overseeing our independent registered public accounting firm;
•discussing with our independent registered public accounting firm their independence from management;
•reviewing, with our independent registered public accounting firm, the scope and results of their audit;
•approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;

6	Better Home & Finance Holding Company 2025 Proxy Statement

Corporate Governance

•overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the quarterly and annual financial statements that we file with the U.S. Securities and Exchange Commission ("SEC") as well as certifications required under Section 302 of the Sarbanes-Oxley Act of 2022 (the "Sarbanes-Oxley Act");
•overseeing our internal audit function, financial and accounting controls and compliance with legal and regulatory requirements;
•reviewing our policies on risk assessment and risk management;
•reviewing, in consultation with the Company's management, independent auditor and internal audit function, the adequacy of the Company's internal control over financial reporting and disclosure processes;
•reviewing related person transactions;
•reviewing and assessing the Company's system to monitor compliance with and enforcement of the Code of Conduct and overseeing the MECC; and
•establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters.
Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Nasdaq Corporate Governance Rules require that our Audit Committee be composed entirely of independent members. Our Board has affirmatively determined that each member of our Audit Committee meets the definition of “independent director” for purposes of serving on the Audit Committee under Rule 10A-3 under the Exchange Act and the Nasdaq Corporate Governance Rules. Each member of our Audit Committee also meets the financial literacy requirements of the Nasdaq Corporate Governance Rules. In addition, our Board has determined that Messrs. Sarracino and Talwar each qualify as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K.
Compensation Committee
Our Compensation Committee is responsible for, among other things:
•reviewing, and recommending for approval by our Board, the compensation of our Chief Executive Officer and other executive officers;
•reviewing and approving or making recommendations to our Board regarding our incentive compensation and equity-based plans, policies and programs and administering equity-based plans;
•reviewing and making recommendations to our Board relating to management succession planning, including for our Chief Executive Officer;
•making recommendations to our Board regarding the compensation of our directors;
•retaining and overseeing any compensation consultants; and
•reviewing our strategies related to human capital management and reviewing and discussing with management our strategies in support of an inclusive and diverse company culture.
Our Board has affirmatively determined that each member of our Compensation Committee meets the definition of “independent director” for purposes of serving on the Compensation Committee under the Nasdaq Corporate Governance Rules and are “non-employee directors” as defined in Rule 16b-3 under the Exchange Act.

Better Home & Finance Holding Company 2025 Proxy Statement	7

Corporate Governance

Corporate Governance and Nominations Committee
Our Corporate Governance and Nominations Committee is responsible for, among other things:
•identifying individuals qualified to become members of our Board, consistent with criteria approved by our Board;
•recommending to our Board the directors to be appointed to each committee of our Board and periodically reviewing and making recommendations to our Board for changes or rotations of committee members, the creation of additional committees, changes in committee charters or the dissolution of committees;
•periodically reviewing our Board’s leadership structure and recommending any proposed changes to our Board;
•overseeing an annual evaluation of the effectiveness of our Board and its committees; and
•reviewing and making recommendations to our Board relating to management succession planning, including for our Chief Executive Officer.
Our Board has affirmatively determined that each member of our Corporate Governance and Nominations Committee meets the definition of “independent director” under the Nasdaq Corporate Governance Rules.
Risk Oversight
Our Board works with management to set the strategic objectives of the Company and to monitor progress on those objectives. The Board periodically receives reports from management on the Company's progress with respect to its strategic goals and the risks that could impact the achievement of those goals. The Board oversees risk management in part through its various committees. The Audit Committee focuses on financial risk, including internal controls, and annually reviews with management our guidelines and policies and the commitment of internal audit resources as they relate to risk management. The Audit Committee also oversees cybersecurity risk and other information technology risks to our business.
In addition to the committees of the Board, the Company’s management is involved in risk oversight. The Company’s Enterprise Risk Management Committee was established to consider the Company's day-to-day risk tolerance thresholds, identify risk across all functions, departments and subsidiaries, assess identified risks in terms of both likelihood and impact, mitigate risks that exceed such risk tolerance threshold and ensure employees are trained to make informed decisions about identifying and managing risk. The Enterprise Risk Management Committee consists of members of management and is not a formal Board committee.
The Management, Ethics & Compliance Committee (the "MECC") is separate from the Enterprise Risk Management Committee. It is a committee composed of members of management that was established by the Board to investigate and resolve ethics and compliance violations. The MECC oversees implementation of the Company's Code of Conduct, conducts periodic culture reviews, assesses matters related to ethics and compliance (and reports matters, as necessary, to the Audit Committee) and assists the Board in its oversight of Company matters.
The Enterprise Risk Management Committee and MECC provide the Board with added assurance about the Company’s risk management practices. Our Chief Compliance Officer serves as Chair of each of the Enterprise Risk Management Committee and MECC and reports to the Audit Committee periodically on their activities.
Board Composition
The Corporate Governance Guidelines and the Corporate Governance and Nominations Committee charter specify that the Corporate Governance and Nominations Committee considers several factors when evaluating or conducting searches for directors. The Corporate Governance and Nominations Committee considers a variety of opinions, perspectives, personal and professional experiences and backgrounds, such as international and multicultural experience and understanding.
Director Search
In identifying prospective director candidates for the Board, the Corporate Governance and Nominations Committee may seek referrals from other members of the Board, management, stockholders and other sources. The Corporate Governance

8	Better Home & Finance Holding Company 2025 Proxy Statement

Corporate Governance

and Nominations Committee also may, but need not, retain a professional search firm in order to assist it in these efforts. The Corporate Governance and Nominations Committee and the Board utilize the same criteria for evaluating candidates regardless of the source of the referral.
Corporate Governance Guidelines
The Corporate Governance Guidelines provide that the Corporate Governance and Nominations Committee is responsible for selecting, or recommending for the Board’s selection, the slate of director nominees for election to the Board and for filling vacancies occurring between annual meetings of stockholders. In selecting, or recommending for the Board’s selection, individuals for nomination, the Corporate Governance and Nominations Committee takes into account the following criteria, among others:
•current knowledge, competency, or subject matter expertise in the Company’s lines of business, industry or other industries relevant to the Company’s business;
•personal qualities and characteristics, accomplishments and reputation in the business community;
•ability and willingness to commit adequate time to Board and committee matters;
•the fit of the individual’s skills and experience with those of other directors and potential directors in building a board that is effective, collegial and responsive to the needs of the Company;
•diversity of viewpoints, background, experience and other demographics (including racial and gender diversity); and
•tenure of existing directors and potential need to refresh the Board.
The Corporate Governance and Nominations Committee will give appropriate consideration to candidates for Board membership proposed by eligible stockholders and will evaluate such candidates in the same manner as other candidates identified by or submitted to the Corporate Governance and Nominations Committee.
The Corporate Governance Guidelines also contain policies regarding director independence, simultaneous service on other boards and substantial changes relating to a director's position of principal employment. Among other things, the guidelines establish expectations for directors for meeting attendance and participation, loyalty and ethics and confidentiality. Our Corporate Governance Guidelines is available without charge on the “Investor Relations—Governance—Governance Documents” portion of our website, www.better.com.
Our Board Leadership
As indicated in our Corporate Governance Guidelines, the Board believes it is important to retain its flexibility to allocate the responsibilities of the offices of the Chairman of the Board and Chief Executive Officer in a manner that is in the best interests of our Company. The Board believes that the decision as to who should serve as Chairman and Chief Executive Officer, and whether the offices should be combined or separate, should be assessed periodically by the Board and that the Board should not be constrained by a rigid policy mandating the structure of such positions. The Board currently believes that the most effective and efficient leadership structure for our Company is for Mr. Garg to serve as Chief Executive Officer while Mr. Talwar serves as Chairman of our Board.
The Board believes that the current leadership structure is appropriate, benefits the Company by delineating separate roles of management and oversight over management and is recognized as a best corporate governance practice. Our Chief Executive Officer and his management team provide the overall strategy and daily leadership for our Company, and the Board, along with the Chairman, provides oversight and evaluates the performance of management. The Chairman, in consultation with the Chief Executive Officer, has responsibility for chairing and determining the length and frequency of Board meetings as well as setting the agenda for such meetings.

Better Home & Finance Holding Company 2025 Proxy Statement	9

Corporate Governance

Non-employee members of the Board meet at regularly scheduled executive sessions without management. Executive sessions of the Board are chaired by the Chairman. Each of the committees also meets regularly in executive session without management, and the committee chair presides at the executive sessions.
Limitations on Liability and Indemnification
Our amended and restated certificate of incorporation ("Amended and Restated Certificate of Incorporation") and Bylaws provide indemnification and advancement of expenses for the directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware (the "DGCL"), subject to certain limited exceptions. At the 2024 annual meeting of stockholders of the Company held on June 4, 2024, the Company’s stockholders approved an amendment to the Amended and Restated Certificate of Incorporation to permit officer exculpation to the extent permitted by Delaware law. Better Home & Finance entered into indemnification agreements with each of its directors and executive officers. Each indemnification agreement provides for indemnification and advancement by Better Home & Finance of certain expenses and costs relating to claims, suits, or proceedings arising from service to Better Home & Finance or, at its request, service to other entities, as officers or directors to the maximum extent permitted by applicable law.
These provisions may be held not to be enforceable for violations of the federal securities laws of the United States.
Compensation Committee Interlocks and Insider Participation
None of our executive officers serves as a member of the board of directors or compensation committee (or other committee performing equivalent functions) of any entity that has one or more executive officers serving on our Board or Compensation Committee.
Insider Trading Policy and Policy on Pledging and Hedging of Company Stock
Certain transactions in our securities (such as short sales) create a heightened compliance risk or could create the appearance of misalignment between our management and stockholders. Better has an Insider Trading Policy governing the purchase, sale and other dispositions of its securities by directors, officers, managers and employees. The Company also follows procedures for the repurchase of its securities. The Company believes that its insider trading policy and repurchase procedures are reasonably designed to promote compliance with insider trading laws, rules and regulations, and listing standards applicable to the Company. In addition, our insider trading policy expressly prohibits members of our Board and executive officers (and their immediate family members, others who reside in their household, others whose transactions in the Company’s securities are subject to their influence or control, and trusts or entities over which they have control) from engaging in hedging or monetization transactions of any type involving the Company’s securities, including the use of collars, forward sale contracts, equity swaps, and exchange funds.
Code of Business Conduct and Ethics
We have adopted a written code of business conduct and ethics (the “Code of Conduct”) that applies to our directors, officers and employees. A copy of the Code of Conduct can be found at http://investors.better.com/governance/governance-documents under the link “Code of Business Conduct and Ethics.” In addition, we intend to post on our website all disclosures that are required by law or the Nasdaq Corporate Governance Rules concerning any amendments to, or waivers from, any provision of the Code of Conduct.

10	Better Home & Finance Holding Company 2025 Proxy Statement

Director Compensation
For 2024, we adopted a Non-Employee Director Compensation Policy (the “Director Compensation Policy”). Pursuant to the Director Compensation Policy, non-employee directors representing significant equity holdings, other than the Board Chairman who has a separate agreement with the Company described below, are entitled to an annual cash fee equal to $275,000, payable quarterly. Pursuant to the Director Compensation Policy, non-employee directors elected to the Board subsequently are entitled to an annual cash fee equal to $150,000 and an annual restricted stock unit award with a target grant date value equal to $150,000. Non-employee directors did not receive equity awards in 2024.
Chairman Agreement with Harit Talwar
Mr. Talwar is party to an agreement with Pre-Business Combination Better, dated as of April 27, 2022 (the "Chairman Agreement"), in connection with his appointment as the Chairman of the Pre-Business Combination Better Board, commencing on May 1, 2022 (the “Talwar Effective Date”). Pursuant to the terms of the Chairman Agreement, which was assumed by the Company on the Closing of the Business Combination, Mr. Talwar is entitled to $350,000 in cash as an annual retainer in consideration for his services as a member of our Board/advisor to the CEO and an additional sum of $175,000 in cash per year for his service as Chairman of the Board. In addition, Pre-Business Combination Better agreed to pay up to $350,000 per year for Mr. Talwar's reasonable out-of-pocket clerical and other administrative support together with his domestic travel expenses.
Pursuant to the Chairman Agreement with Pre-Business Combination Better, on May 1, 2022, Mr. Talwar received a grant of Pre-Business Combination Better RSUs, which, in connection with the Business Combination, converted into 99,033 RSUs based on Pre-Business Combination Better's outstanding shares and warrants being exchanged for approximately 3.06 shares (the "Exchange Ratio") of the Company’s Common Stock and as further adjusted to reflect the 1-for-50 reverse stock split on August 16, 2024 (the “Reverse Stock Split”), and otherwise on the same terms and conditions that were in effect with respect to such Pre-Business Combination Better RSUs. 49,516 of such RSUs vest in equal installments quarterly over the four years following the Talwar Effective Date, and 49,516 of such RSUs will vest subject to both (i) Mr. Talwar’s continuous services through the six month anniversary of the Talwar Effective Date and (ii) the achievement of performance conditions which provide that 16,505 RSUs will vest at a $89.97 post-closing stock price (as adjusted by the Exchange Ratio in connection with the Business Combination and further adjusted to reflect the Reverse Stock Split), 16,505 RSUs will vest at an $179.94 post-closing stock price (as adjusted by the Exchange Ratio in connection with the Business Combination and further adjusted to reflect the Reverse Stock Split) and 16,505 RSUs will vest at a $269.91 post-closing stock price (as adjusted by the Exchange Ratio in connection with the Business Combination and further adjusted to reflect the Reverse Stock Split), in each case, measured based on the 45-day trailing average closing stock price. In the event of Mr. Talwar’s death or disability, any unvested time-vesting RSUs will continue to vest until they are settled and any performance-vesting RSUs will continue to vest as to time on the time-vesting date and remain eligible to vest as to performance for the three years after such termination. In the event Mr. Talwar leaves the Board at the Board's or stockholders’ initiative, any performance-vesting RSUs will vest as to time at termination and remain eligible to vest as to performance for two years after termination and (i) if such termination is prior to the second anniversary of the Talwar Effective Date, 50% of any outstanding time-vesting RSUs will vest at termination and (ii) any remaining unvested time-vesting RSUs will be forfeited. In connection with entry into the Chairman Agreement, Mr. Talwar entered into the Company’s standard indemnification agreement and is entitled to coverage under the Company’s directors’ and officers’ liability insurance policy.

Better Home & Finance Holding Company 2025 Proxy Statement	11

2024 Director Compensation Table
The following table sets forth all of the compensation awarded to, earned by or paid to the Company’s non-employee directors during 2024. Non-employee directors did not receive equity awards in 2024.

Name(1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Harit Talwar	525,000	—	—	—	525,000
Michael Farello	275,000	—	—	—	275,000
Arnaud Massenet	275,000	—	—	—	275,000
Prabhu Narasimhan	275,000	—	—	—	275,000
Steven Sarracino	275,000	—	—	—	275,000
Riaz Valani(3)	275,000	—	—	—	275,000
(1)As of December 31, 2024, our non-employee directors held the following equity awards: Mr. Talwar: 68,085 RSUs, which amount has been adjusted to reflect the Reverse Stock Split.
(2)Amounts earned under the Director Compensation Policy were to be paid following completion of initial program documentation.
(3)Mr. Valani resigned from the Board on March 11, 2025.

12	Better Home & Finance Holding Company 2025 Proxy Statement

Proposal 2 - Ratification of Appointment of Independent Registered Public Accounting Firm
Our Audit Committee has appointed Deloitte & Touche LLP ("Deloitte") as the Company’s independent registered public accounting firm for fiscal year ending December 31, 2025. Our Audit Committee believes that Deloitte is well-qualified and that the ratification of appointment is in the best interests of the Company and its stockholders.
Deloitte has served as the independent registered public accounting firm since 2020. We are not required to have our stockholders ratify the appointment of Deloitte as our independent registered public accounting firm, but we are doing so because we believe it is a good corporate practice. The Audit Committee will consider, but is not obligated to abide by the outcome of this vote in determining whether to engage Deloitte in 2026 or another independent registered public accounting firm without submitting the matter to our stockholders. The Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in our and our stockholders' best interests. A representative of Deloitte will be present at the 2025 Annual Meeting with the opportunity to make a statement if he or she so desires and to respond to appropriate questions which are submitted in advance.
The Audit Committee is responsible for the appointment, retention, compensation and oversight of the independent registered public accounting firm and annually reviews the firm's qualifications. In support of these reviews, the Audit Committee considers, among other things:
•the firm's performance in preparing or issuing an audit report or performing other audit, review or attest services for the Company;
•the firm's independence and objectivity;
•the firm's proposed audit scope for adequacy of coverage; and
•the firm's internal quality-control procedures and other data on audit quality and performance.

The Board recommends that stockholders vote FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2025.

Better Home & Finance Holding Company 2025 Proxy Statement	13

Audit and Other Fees
Fees for professional services performed by the Company’s independent registered public accounting firm, Deloitte, during fiscal years 2024 and 2023, were as follows:

Audit and Other Fees (in thousands)	2024	2023
Audit fees	$3,220	$5,114
Audit-related fees	$—	$144
Tax fees	$197	$274
All other fees	$4	$—
Total	$3,421	$5,532
Audit Fees. Fees in 2024 and 2023 include fees for the audit of consolidated annual financial statements, the review of interim financial statements included in the Company's registration statements on Form S-8, Form S-4 and Form S-1 and quarterly reports on Form 10-Q and the performance of audits in accordance with statutory requirements. Fees in 2024 and 2023 also include fees for services normally provided by an independent registered public accounting firm related to the Business Combination, including consents related to the filing of the registration statements on Form S-4 and S-1.
Audit-Related Fees. Fees in 2023 include audit-related fees for services performed in connection with the document requests from the Division of Enforcement of the SEC and subsequent SEC investigation procedures.
Tax Fees. Fees in 2024 and 2023, include fees for U.S. and non-U.S. tax compliance services and fees for tax consulting and advisory services.
All Other Fees. Fees in 2024 include fees for subscription-based services for accounting and reporting research tools.
Pre-Approval of Fees
Our Audit Committee’s charter provides that the Audit Committee has the sole authority to pre-approve, or to adopt appropriate procedures to pre-approve, all audit and non-audit services to be provided by the independent auditors as permitted by Section 10A of the Exchange Act and to approve all related fees and other terms of engagement.

14	Better Home & Finance Holding Company 2025 Proxy Statement

Audit Committee Report
The Audit Committee has reviewed and discussed with management of the Company and Deloitte, the independent registered public accounting firm for the Company, the audited financial statements of the Company contained in our 2024 Annual Report (the “Audited Financial Statements”).
The Audit Committee has discussed with Deloitte the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.
The Audit Committee has: (i) considered whether non-audit services provided by Deloitte are compatible with its independence; (ii) received the written disclosures and the letter from Deloitte required by the applicable requirements of the PCAOB regarding Deloitte’s communications with the Audit Committee concerning independence; and (iii) discussed with Deloitte its independence.
Based on the reviews and discussions described above, the Audit Committee recommended to the Board that the Audited Financial Statements be included in the 2024 Annual Report, for filing with the SEC.
The Audit Committee operates pursuant to a charter that was approved by the Board. A copy of the Audit Committee Charter is available on the corporate governance section of our website, available on the “Investor Relations—Governance—Governance Documents” portion of our website, www.better.com.

Submitted by the Audit Committee of the Board of Directors, Steven Sarracino, Chair Michael Farello Harit Talwar

Better Home & Finance Holding Company 2025 Proxy Statement	15

Executive Compensation
This Executive Compensation section describes compensation awarded to, earned by or paid to our named executive officers (the "NEOs"), for the fiscal years ended December 31, 2024 and December 31, 2023. As an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, we are not required to include a Compensation Discussion and Analysis and have opted to comply with the executive compensation disclosure requirements applicable to emerging growth companies.
Prior to the Closing of the Business Combination on August 22, 2023, Pre-Business Combination Better was a private company. Better became a reporting company under the Exchange Act in connection with the Business Combination with Aurora, which was a special purpose acquisition company. Information presented for periods prior to the completion of the Business Combination reflects the historical compensation philosophy, strategy and program designed by Pre-Business Combination Better and approved by its board of directors, as well as the consideration of such factors as they determined were appropriate for an organization of Pre-Business Combination Better’s circumstances. However, this section of the Proxy Statement primarily describes the compensation received by our PEO (as defined below) and two next highest compensated executive officers for the year ended December 31, 2024.
Named Executive Officers
Better Home & Finance's NEOs consist of (a) each individual who served as the Company's principal executive officer or acted in a similar capacity during 2024 (the "PEO") and (b) the two most highly compensated executive officers of the Company (other than the PEO) who were serving as executive officers at the end of 2024. The NEOs of the Company for 2024 are listed below.

Name	Title
Vishal Garg	Chief Executive Officer
Kevin Ryan	Chief Financial Officer
Paula Tuffin	Chief Compliance Officer and General Counsel
Summary Compensation Table
The following table (the "Summary Compensation Table") sets forth summary information concerning the compensation of our NEOs for each of the Company's last two completed fiscal years. Stock award figures and stock price figures shown in the Summary Compensation Table footnotes and accompanying narrative that follows below have been adjusted to reflect the Reverse Stock Split.

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2)(3) ($)	Option Awards(2) ($)	All Other Compensation ($)(4)	Total ($)
Vishal Garg Chief Executive Officer	2024	750,000	—	—	—	810	750,810

	2023	750,000	4,850,000	—	—	810	5,600,810
Kevin Ryan Chief Financial Officer	2024	1,000,000	500,000	—	—	1,242	1,501,242
	2023	1,000,000	8,475,000	109,942	—	4,321,721	13,906,663
Paula Tuffin Chief Compliance Officer & General Counsel	2024	750,000	375,000	—	—	810	1,125,810
(1)The amounts in this column for 2024 include annual bonuses earned by each of our NEOs. The amounts in this column for 2023 include Transaction Bonuses (as defined below) paid in the following amounts in 2023: (a) to Mr. Garg, $4,850,000 and (b) to Mr. Ryan, $1,475,000. For more information see "Narrative to Summary Compensation Table—Elements of Compensation—Transaction Bonuses" below. In the case of Mr. Ryan, the amount reported in this column for 2023 also is comprised of the $6,000,000 retention award granted to Mr. Ryan on August 18, 2022, in recognition of his continued service to Pre-Business Combination Better, which was forgiven upon the Closing of the Business Combination in 2023, pursuant to the terms of the retention agreement. For more information see "Narrative to Summary Compensation Table—Elements of Compensation—Pre-Business Combination Retention and Employee Loan Programs" below. The amount in this column for 2023 for Mr. Ryan has been revised to include the second installment of his 2023 annual bonus, which was earned based on 2023 performance and was paid in 2024, but was not included in prior disclosure.
(2)The amounts in this column represent the aggregate grant date fair value of awards computed in accordance with FASB Accounting Standards Codification Topic 718. Assumptions used in the calculation of these amounts are described in “Better Home & Finance Holding Company and Subsidiaries Consolidated Financial Statements—Notes to Consolidated Financial Statements—Note 24. Stock-Based Compensation” in our 2024 Annual Report. None of our NEOs received equity awards in 2024.

16	Better Home & Finance Holding Company 2025 Proxy Statement

(3)The amount disclosed in this column for 2023 is comprised of 1,971 RSUs granted to Mr. Ryan by Pre-Business Combination Better on March 11, 2023, which reflects the amount of RSUs granted as adjusted by the Exchange Ratio in connection with the Business Combination, as described below under the heading “Narrative to Summary Compensation Table—Elements of Compensation—Equity Compensation.”
(4)The amounts disclosed in this column for 2024 include life insurance premiums. The amounts disclosed in this column for 2023 include (a) tax reimbursement in the aggregate amount of $3,894,009 in respect of the forgiveness of the retention award and $393,032 in respect of Mr. Ryan’s transfer of the pledged shares to Pre-Business Combination Better in exchange for termination of his loan under Pre-Business Combination Better’s Employee Loan Program, (b) perquisites and other personal benefits and property in the aggregate amount of $33,438 and (c) payment of life insurance premiums in the amount of $1,242. For more information see “Narrative to Summary Compensation Table—Elements of Compensation—Pre-Business Combination Retention and Employee Loan Programs” below.
Narrative to Summary Compensation Table
Compensation Philosophy
Our executive compensation program is designed to:
•align the interests of our executives and our stockholders;
•attract, retain and motivate key executives critical to achieving our vision and strategy;
•provide competitive total compensation opportunities;
•recognize and reward outstanding company and individual performance; and
•avoid compensation structures and incentives that encourage excessive risk-taking.
Elements of Compensation
The principal elements of our 2024 executive compensation program are described below.
Base Salary
Base salaries are designed to be competitive and fairly compensate our executive officers, including the NEOs, for the responsibility level of each respective position. The Compensation Committee reviews the salaries of the Company's executive officers to determine whether adjustments are appropriate and, if required, whether to recommend approval of any such adjustments to the Board. In making such determinations, the Compensation Committee may consider certain factors such as the individual’s role and responsibilities, the previous year’s salary and individual performance, as well as the base salaries of similarly situated executives at comparable companies from peer group and survey data.
The base salaries paid in 2024 to Mr. Ryan and Ms. Tuffin were in accordance with the terms of their respective employment agreements, which are described below under "Executive Compensation Arrangements—Employment Agreements", and may be increased or decreased by the Board. The base salary paid in 2024 to Mr. Garg was determined by the Board.
Annual Bonus Awards
Better Home & Finance pays annual bonuses to its employees (including its executive officers) in the fourth quarter of our fiscal year. For 2024, the target bonuses that executive officers were eligible to receive were determined by the Compensation Committee, except that (a) the target annual bonus awards for Mr. Ryan and Ms. Tuffin were determined in accordance with the terms of their respective employment agreements, which are described below under "Executive Compensation Arrangements—Employment Agreements", and (b) the target annual bonus award for the Chief Executive Officer was determined by the Board. The actual amounts paid for all executive officers, however, is at the discretion of the Board. Set forth below are the target annual bonus amounts and the actual cash bonus award payments to the each of the NEOs for 2024 (excluding the Transaction Bonuses).

Name	2024 Target Annual Bonus ($)	2024 Annual Bonus Payment ($)
Vishal Garg	—	—
Kevin Ryan	1,000,000	500,000
Paula Tuffin	750,000	375,000

Better Home & Finance Holding Company 2025 Proxy Statement	17

Executive Compensation

Better Home & Finance occasionally awards off-cycle bonuses on a discretionary basis to its executive officers when, in the view of the Board, such executive has contributed significantly to the success of Better Home & Finance or demonstrated high achievement in their role, or in circumstances where the Board determines additional cash compensation is appropriate for retention purposes. The Board did not grant off-cycle discretionary bonuses to the NEOs in 2024.
Transaction Bonuses
In connection with the Closing of the Business Combination, Better Home & Finance awarded transaction bonuses of $17 million in the aggregate to certain employees, including the NEOs, in September 2023, as contemplated by the Merger Agreement (each, a “Transaction Bonus”). Messrs. Garg and Ryan and Ms. Tuffin received Transaction Bonuses in the amount of $9.7 million, $2.95 million and $200,000, respectively. Each Transaction Bonus is payable in two installments: (1) 50% of the Transaction Bonus was payable in cash no later than fifteen (15) days following the recipient’s entry into the Transaction Bonus agreement; and (2) the remaining 50% is payable within fifteen (15) days after Better Home & Finance publicly discloses its financial results for the quarter in which the end of the Retention Period occurs. The “Retention Period” is the last day of the second consecutive quarter in which Better Home & Finance achieves positive non-GAAP operating cash flow, as determined in the sole discretion of Better Home & Finance. In the event Better Home & Finance does not achieve positive operating cash flow on or prior to September 30, 2028, the unpaid portion of the Transaction Bonus will be forfeited for no consideration. In the event an NEO’s employment with Better Home & Finance ends before the end of the Retention Period because of resignation or termination by Better Home & Finance for any reason, such NEO will not be eligible to receive the unpaid portion of the Transaction Bonus.
Equity Compensation
None of our NEOs received equity grants in 2024. Equity award amounts described in this section have been adjusted to reflect the Reverse Stock Split and application of the Exchange Ratio in connection with the Business Combination. We grant awards in the form of Stock Options, restricted stock awards, RSUs and other equity and equity-based awards to Better Home & Finance's service providers under the 2023 Plan, including our NEOs. The 2023 Plan is designed to incentivize our service providers, including the executive officers, and align their interests with the interests of our stockholders. Awards granted to our NEOs in 2023 consisted of RSUs that generally vest over a period of four years, with 14/48ths of the award vesting on the one year anniversary of the grant date and the remainder vesting in 1/48th increments on a monthly basis thereafter, subject to the recipient’s continued employment with the Company on each vesting date. Each NEO’s target grant value is based on his or her role as well as comparisons to similarly situated executives at comparable companies from peer group and survey data, previous grants of equity awards, individual past performance and future expected contributions to the operations and performance of the Company.
For 2023, the incentive equity awards granted to executive officers (other than the Chief Executive Officer) were determined by the Compensation Committee. Mr. Garg, our Chief Executive Officer, did not receive an incentive equity award grant in 2023. On March 11, 2023, Pre-Business Combination Better granted Mr. Ryan 1,971 Pre-Business Combination Better RSUs, and Ms. Tuffin was granted 1,971 Pre-Business Combination Better RSUs, each of which were granted under the 2017 Plan and were subject to a time-vesting and liquidity-vesting condition. The time-vesting condition was satisfied in full on May 1, 2023, and the liquidity-vesting condition was satisfied upon the Closing of the Business Combination.
As previously disclosed in connection with the Business Combination, on October 1, 2022, Pre-Business Combination Better granted Ms. Tuffin 30,566 Pre-Business Combination Better RSUs and on March 1, 2022, Mr. Ryan was granted 4,585 Pre-Business Combination RSUs, each of which were granted under the 2017 Plan and subject to both a time-vesting and a liquidity-vesting condition. Under the time-vesting condition, 14/48ths of Ms Tuffin’s Pre-Business Combination RSUs vested on the grant date and the remainder vest in equal 1/48ths on the first business day of each month such that the Pre-Business Combination RSUs will be fully vested as of July 1, 2025. Under the time-vesting condition, 1/16th of Mr. Ryan’s Pre-Business Combination RSUs vest on the first day of each calendar quarter commencing after the grant date such that the Pre-Business Combination RSUs will be fully vested as of March 1, 2026. The liquidity-vesting condition for each of Ms. Tuffin’s, and Mr. Ryan’s Pre-Business Combination Better RSUs was satisfied upon the Closing of the Business Combination. The Pre-Business Combination RSUs that are both time- and liquidity-vested will settle in shares of Class B Common Stock shortly after the applicable vesting date. Additionally, on December 12, 2022, Pre-Business Combination Better granted Mr. Ryan 61,131 Pre-Business Combination Better Stock Options under the 2017 Plan, with an exercise price

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Executive Compensation

of $55.78, which will vest in equal 1/48th installments, such that the Pre-Business Combination Better Stock Options will be fully vested on December 12, 2026. Mr. Garg was not granted any equity awards in 2022.
Pre-Business Combination Retention and Employee Loan Programs
As previously disclosed in connection with the Business Combination, on August 18, 2022, in recognition of his continued service to Pre-Business Combination Better, Mr. Ryan received from Pre-Business Combination Better a one-time retention award in the form of a forgivable loan of $6,000,000, with an annual compounding interest rate of 3.5%. The retention award provided that, subject to Mr. Ryan’s active employment by Pre-Business Combination Better and status of good standing on December 1st of each of 2023, 2024, 2025 and 2026, the principal and compound interest of the loan would be forgivable on each such dates. However, the loan was required to be forgiven if it would violate applicable law, including Section 402 of the Sarbanes-Oxley Act as implemented in Section 13(k) of the Exchange Act. Upon the Closing of the Business Combination, Pre-Business Combination Better became Better Home & Finance and became subject to Section 402 of the Sarbanes-Oxley Act, which rendered maintaining this loan unlawful. Accordingly, Pre-Business Combination Better forgave the principal amount of, together with all accrued and unpaid interest of, this loan in connection with the Closing of the Business Combination in order for Better Home & Finance to be in compliance with Section 402 of the Sarbanes-Oxley Act as implemented in Section 13(k) of the Exchange Act. In connection with the foregoing, Better Home & Finance reimbursed and made whole Mr. Ryan for the withholding taxes incurred in connection with the forgiveness of the retention award. For more information, see “Better Home & Finance Holding Company and Subsidiaries Consolidated Financial Statements—Notes to Consolidated Financial Statements—Note 11. Prepaid Expenses and Other Assets—Prepaid Compensation Asset” in our 2024 Annual Report.
Pre-Business Combination Better also previously instituted a loan program in which certain senior employees were allowed to borrow funds in order to early exercise compensatory Stock Options prior to their scheduled vesting date in exchange for shares of restricted stock, subject to the same vesting schedule as applied to the original Stock Option grant. Under the program, the employee was required to repay the outstanding principal amount of the loan, together with all accrued and unpaid interest, on the earlier of (i) the loan’s maturity date, (ii) 120 days after the date of the employee’s termination of employment for any reason, (iii) immediately prior to an unauthorized sale, conveyance, alienation or other transfer of the shares without Pre-Business Combination Better’s prior written consent, (iv) the day prior to the date that any change in the employee’s status would cause the loan to be a prohibited extension or maintenance of credit under Section 402 of the Sarbanes-Oxley Act, (v) a change in control and (vi) the date an event of default occurs. A limited group of senior executives who received loans from Pre-Business Combination Better in order to exercise Stock Options in 2021 entered into agreements also providing for repayment upon the consummation of an initial public offering. In addition, before selling any vested shares received upon the early exercise of Stock Options pursuant to the program, employees were required to repay the principal and interest amounts for such loan with respect to such shares to be sold. In addition, if the employee was terminated for any reason, Pre-Business Combination Better had the right and option for 90 days following such employee’s termination to purchase all unvested restricted shares as of the date of termination.
In connection with this program, Pre-Business Combination Better previously entered into partial recourse promissory notes with Messrs. Garg and Ryan in connection with the early exercise of Stock Options. Pursuant to the terms of the partial recourse promissory notes, Pre-Business Combination Better loaned $41,029,200 to Mr. Garg and $5,980,920 to Mr. Ryan. The notes bore an annual compound interest rate of 0.52% per annum or, if higher, the applicable federal rate in effect on the effective date, compounded semi-annually, for each of the loans, and no principal or interest was paid on the notes. Immediately prior to the Closing, Pre-Business Combination Better entered into loan termination agreements (the "Loan Termination Agreements") with respect to each of these three NEO’s loans that provided for the forfeiture of the shares collateralizing the notes (and, for Mr. Garg, other fully vested shares held by Mr. Garg) such that, the principal amount, together with all accrued and unpaid interest, of each of Messrs. Garg's and Ryan’s notes were terminated. In connection with the foregoing, Pre-Business Combination Better reimbursed and made whole Mr. Ryan for the taxes incurred by him in connection with his Loan Termination Agreement.
Better Home & Finance does not intend to grant any additional loans to employees in respect of early exercised Stock Options nor permit early exercise of Stock Options in the future.

Better Home & Finance Holding Company 2025 Proxy Statement	19

Executive Compensation

Outstanding Equity Awards at Fiscal Year-End
The following table shows outstanding equity awards held by the NEOs as of December 31, 2024. Equity award amounts shown in the table and footnotes below have been adjusted to reflect the Reverse Stock Split.

	Stock Option Awards						Stock Awards
Name	Number of securities underlying unexercised Stock Options— exercisable (#)		Number of securities underlying unexercised Stock Options— unexercisable (#)		Stock Option exercise price ($)	Stock Option expiration date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested(1) ($)
Vishal Garg	366,788	(2)	—		55.9300	8/21/2029	—		—
	19,348	(2)	—		447.4550	8/21/2029	—		—
Kevin Ryan	30,565	(3)	30,565	(3)	55.7800	12/12/2032	23,438		209,109
Paula Tuffin	—		—		—	—	5,734	(4)	51,147
(1)Amounts in this column were calculated by multiplying the number of shares underlying RSUs by $8.92 per share, which was the closing market price of the Company's Class A Common Stock on December 31, 2024.
(2)Reflects awards of Stock Options, which were granted by Pre-Business Combination Better on August 21, 2019 and are fully vested and exercisable. Mr. Garg was granted a total of 122,263 Stock Options by Pre-Business Combination Better (reflecting the conversion using the Exchange Ratio and reflecting the Reverse Stock Split). On April 24, 2023, Mr. Garg agreed to forfeit 102,915 of such Pre-Business Combination Better Stock Options, which were used by Pre-Business Combination Better to implement an employee retention program prior to the Closing.
(3)Reflects awards of Stock Options, which were granted by Pre-Business Combination Better on December 12, 2022. As of December 31, 2024, 30,565 Stock Options have vested and the remaining 30,565 Stock Options will vest in equal monthly installments over a period of four years following the date of grant, subject to Mr. Ryan’s continued employment through each vesting date.
(4)Reflects RSUs, which were granted by Pre-Business Combination Better on October 1, 2022 and vest in equal monthly installments over a period of four years, subject to Ms. Tuffin’s continued employment through each vesting date.
Policies and Practices Related to the Grant of Certain Equity Awards
None of our NEOs received equity grants in 2024. We do not take material nonpublic information into account when determining the timing and terms of equity awards. We have not timed the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation. In 2024, we did not award any stock options to our NEOs during any period beginning four business days before the filing of a periodic report on Form 10-Q or Form 10-K or the filing or furnishing of a current report on Form 8-K disclosing material nonpublic information and ending one business day after the filing or furnishing of such report with the SEC.
Executive Compensation Arrangements
The NEOs entered into employment arrangements with Pre-Business Combination Better as further described below under "Employment Agreements", which were assumed by the Company upon the Closing of the Business Combination. In addition, the Pre-Business Combination Better Board approved the adoption of the Better HoldCo Inc. Executive Change in Control Severance Plan (the "Executive Change in Control Severance Plan"), which was assumed by the Company upon the Closing of the Business Combination.
Employment Agreements
Pre-Business Combination Better is party to employment agreements with each of Mr. Ryan and Ms. Tuffin that are summarized below. Under the employment agreements, Mr. Ryan and Ms. Tuffin are eligible to participate in employee benefits and welfare plans and programs available to the Company's senior level executives and employees generally. Severance and termination benefits payable pursuant to the employment agreements generally are subject to the executive’s execution of a separation and general release agreement and continued compliance with post-closing covenants including non-competition and non-solicitation covenants that continue for 12 months following a termination of employment.
The Company has not entered into an employment agreement with Mr. Garg.

20	Better Home & Finance Holding Company 2025 Proxy Statement

Executive Compensation

Employment Agreement with Kevin Ryan
Mr. Ryan is party to an employment agreement with Pre-Business Combination Better, dated as of April 5, 2022, as amended (the “Ryan Employment Agreement”), which was assumed by the Company upon the Closing of the Business Combination. The Ryan Employment Agreement provides that Mr. Ryan will serve as Chief Financial Officer, and he will initially be paid a base salary of $1,000,000 per year, which may be increased or decreased by the Board. In addition, Mr. Ryan is entitled to receive an annual target bonus of 100% of his base salary and he is eligible to receive grants under the 2023 Plan, the amounts of which are determined by the Board and subject to upward or downward adjustment in its discretion.
The Ryan Employment Agreement provides for automatic one-year renewals unless either party notifies the other party of non-renewal at least 30 days’ prior to the end of such one year period. Upon a termination for any reason, Mr. Ryan will be entitled to receive any earned but unpaid base salary and any owed expense reimbursements, and the Company will provide Mr. Ryan with any compensation and benefits as may be due or payable under the terms and provisions of any employee benefit plans or programs of the Company. Upon a termination by the Company without Cause or by Mr. Ryan for Good Reason (as such terms are defined in the Ryan Employment Agreement), Mr. Ryan will also be eligible to receive:
•a lump sum cash payment equal to one times (1x) Mr. Ryan's then-current base salary;
•cash bonus for the year of termination, based on target performance and pro-rated based on the number of days of actual employment during the applicable performance period, plus any unpaid annual bonus for the year preceding the year of termination if the relevant measurement period for such bonus concluded prior to the date of termination (the “Ryan Pro-Rata Bonus”);
•payment of or reimbursement for continued medical benefits for a period of up to 12 months; and
•unvested equity awards subject to time-based vesting and scheduled to vest within six months of the date of termination will continue to vest, and any Stock Options and stock appreciation rights will become exercisable;
in each case, subject to continued compliance with Better Home & Finance's Confidential Information, Invention Assignment and Arbitration Agreement. Any outstanding and unvested equity awards subject to performance-vesting will be treated in accordance with the terms of the 2023 Plan and the applicable award agreement. If Mr. Ryan is entitled to benefits and payment under the Executive Change in Control Severance Plan, benefits and payments will be made thereunder rather than the Ryan Employment Agreement.
In addition, if Mr. Ryan's employment is terminated due to death or Disability (as defined in the Ryan Employment Agreement), Mr. Ryan or his estate, as applicable, will also be entitled to receive the Ryan Pro-Rata Bonus.
In connection with entry into the Ryan Employment Agreement, Mr. Ryan entered into a Confidential Information, Invention Assignment and Arbitration Agreement, pursuant to which Mr. Ryan agreed not to disclose confidential information as well as customary non-competition and non-solicitation covenants by which Mr. Ryan is bound during his employment and for one year thereafter.
Employment Agreement with Paula Tuffin
Ms. Tuffin is party to an employment agreement with Pre-Business Combination Better, dated as of October 18, 2022 (the “Tuffin Employment Agreement”), which was assumed by the Company upon the Closing of the Business Combination. The Tuffin Employment Agreement provides that Ms. Tuffin will serve as Chief Compliance Officer and General Counsel, and she will initially be paid a base salary of $750,000 per year, which may be increased or decreased by the Board. In addition, Ms. Tuffin is entitled to receive an annual target bonus of 100% of her base salary and she is eligible to receive grants under the 2023 Plan, the amounts of which are determined by the Board and subject to upward or downward adjustment in its discretion.

Better Home & Finance Holding Company 2025 Proxy Statement	21

Executive Compensation

The Tuffin Employment Agreement provides for automatic one-year renewals unless either party notifies the other party of non-renewal at least 30 days’ prior to the end of such one year period. Upon a termination for any reason, Ms. Tuffin will be entitled to receive any earned but unpaid base salary and any owed expense reimbursements, and the Company will provide Ms. Tuffin with any compensation and benefits as may be due or payable under the terms and provisions of any employee benefit plans or programs of the Company. Upon a termination by the Company without Cause or by Ms. Tuffin for Good Reason (as such terms are defined in the Tuffin Employment Agreement), Ms. Tuffin will also be eligible to receive:
•a lump sum cash payment equal to one times (1x) Ms. Tuffin's then-current base salary;
•cash bonus for the year of termination, based on target performance and pro-rated based on the number of days of actual employment during the applicable performance period, plus any unpaid annual bonus for the year preceding the year of termination if the relevant measurement period for such bonus concluded prior to the date of termination (the “Tuffin Pro-Rata Bonus”);
•payment of or reimbursement for continued medical benefits for a period of up to 12 months; and
•unvested equity awards subject to time-based vesting and scheduled to vest within 12 months of the date of termination will continue to vest, and any Stock Options and stock appreciation rights will become exercisable;
in each case, subject to continued compliance with Better Home & Finance’s Confidential Information, Invention Assignment and Arbitration Agreement. Any outstanding and unvested equity awards subject to performance-vesting will be treated in accordance with the terms of the 2023 Plan and the applicable award agreement. If Ms. Tuffin is entitled to benefits and payment under the Executive Change in Control Severance Plan, benefits and payments will be made thereunder rather than the Tuffin Employment Agreement.
In addition, if Ms. Tuffin’s employment is terminated due to death or Disability (as defined in the Tuffin Employment Agreement), Ms. Tuffin or her estate, as applicable, will also be entitled to receive the Tuffin Pro-Rata Bonus.
In connection with entry into the Tuffin Employment Agreement, Ms. Tuffin entered into a Confidential Information, Invention Assignment and Arbitration Agreement, pursuant to which Ms. Tuffin agreed not to disclose confidential information as well as customary non-competition and non-solicitation covenants by which Ms. Tuffin is bound during her employment and for one year thereafter.
Executive Change in Control Severance Plan
The Executive Change in Control Severance Plan was adopted by the Pre-Business Combination Better Board to ensure that Pre-Business Combination Better, and following the consummation of the Business Combination, Better Home & Finance, would have the continued dedication of key executives of the Company, including the NEOs (together, with the other participants, the “Participants”), by providing severance benefits to members of senior management whose employment is terminated by the Company without Cause or by the Participant for Good Reason (as such terms are defined in the Executive Change in Control Severance Plan) in connection with or following a Change in Control (as defined in the Executive Change in Control Severance Plan).
Under the Executive Change in Control Severance Plan, if the employment of a Participant is terminated without Cause or for Good Reason during the period beginning three months prior to and ending 12 months following a Change in Control, the Participant will be eligible to receive:
•a lump sum cash payment equal to the product of his or her then-current base salary times his or her respective severance multiple, which is two times (2x) for Mr. Garg and one and one-half times (1.5x) for Mr. Ryan and Ms. Tuffin;
•a lump sum cash payment equal to the Participant’s annual target bonus, pro-rated based on the number of days of employment during the applicable performance period;
•payment of or reimbursement for continued medical benefits for a period of up to (a) 18 months for Mr. Garg and (b) 12 months for Mr. Ryan and Ms. Tuffin; and

22	Better Home & Finance Holding Company 2025 Proxy Statement

Executive Compensation

•full accelerated vesting of all outstanding equity awards held by the Participant on the termination date, with any awards subject to performance-based vesting deemed achieved at 100% of target performance, as applicable.
If a Participant is entitled to severance payments and benefits under the Executive Change in Control Severance Plan and the Participant's employment agreement, payments and benefits will be made under the Executive Change in Control Severance Plan rather than the employment agreement.
The payments and benefits under the Executive Change in Control Severance Plan are subject to the Participant signing a release of claims in the form used by Better immediately prior to the Change in Control, which re-affirms the Participant’s obligations to observe the terms of the restrictive covenants set forth in the Confidential Information, Invention Assignment and Arbitration Agreement.
Clawback Policy
Effective December 1, 2023, the Company adopted a clawback policy that was established in accordance with Rule 10D-1 under the Exchange Act and corresponding Nasdaq listing requirements and, in the event the Company is required to prepare an accounting restatement, provides for the recovery of incentive-based compensation received by any current or former executive officer that was based upon the attainment of a financial reporting measure that was erroneously awarded during the three-year period preceding the date that the restatement was required.
Retirement Benefits
The Company provides a tax-qualified Section 401(k) plan for all employees, including the NEOs. The Company does not provide to employees, including its NEOs, any other retirement benefits, including, but not limited to, tax-qualified defined benefit plans, supplemental executive retirement plans and non-qualified defined contribution plans.

Better Home & Finance Holding Company 2025 Proxy Statement	23

Ownership of Our Common Stock

Ownership of Our Common Stock
The following table sets forth information known to the Company regarding the beneficial ownership of shares of our Common Stock as of April 15, 2025, by:
•each person known to the Company to be the beneficial owner of more than 5% of any class of our Common Stock;
•each of the Company’s NEOs and directors; and
•all executive officers and directors of the Company as a group.
The beneficial ownership of shares of our Common Stock is based on (i) 9,239,861 shares of Class A Common Stock, (ii) 4,518,967 shares of Class B Common Stock and (iii) 1,437,545 shares of Class C Common Stock issued and outstanding as of April 15, 2025. On all matters to be voted upon, holders of shares of Class A Common Stock and Class B Common Stock vote together as a single class on all matters submitted to the stockholders for their vote or approval, except as required by law. Holders of Class A Common Stock are entitled to one vote per share, while holders of Class B Common Stock are entitled to three votes per share on all matters submitted to the stockholders for their vote or approval. Holders of Class C Common Stock are not entitled to voting rights with respect to such shares.
Beneficial ownership for the purposes of the following tables is determined in accordance with the rules and regulations of the SEC. A person is a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power,” which includes the power to dispose of or to direct the disposition of the security or has the right to acquire such powers within 60 days. Unless otherwise indicated, the Company believes that all persons named in the table below have sole voting and investment power with respect to the voting securities beneficially owned by them.

24	Better Home & Finance Holding Company 2025 Proxy Statement

Executive Compensation

Name and Address of Beneficial Owner(1)	Number of Shares of Class A Common Stock	% of Class A Common Stock	Number of Shares of Class B Common Stock	% of Shares of Class B Common Stock	Number of Shares of Class C Common Stock	% of Shares of Class C Common Stock
5% Holders
Entities Affiliated with SoftBank Group Corp.(2)	1,254,813	14%	—	—	—	—
BHFHC Distribution Trust(3)	—	—	—	—	1,300,000	90%
Entities Affiliated with Activant Ventures Advisors III, LLC(4)	—	—	1,226,125	27%	—	—
Entities Affiliated with Pine Brook Capital Partners II, L.P. (5)	995,661	11%	—	—	—	—
Entities Affiliated with Vishal Garg(6)	—	—	1,915,965	42%	—	—
Entities Affiliated with Riaz Valani(7)	237,438	3%	200,213	4%	—	—
Riaz Valani(7)	237,438	3%	200,213	4%	—	—
Healthcare of Ontario Pension Plan Trust Fund(8)	587,745	6%	—	—	—	—
Livenandro Holdings Limited(9)	464,115	5%	—	—	—	—
Thor Björgólfsson(10)	864,580	9%	—	—	—	—
Directors and Named Executive Officers of Better Home & Finance
Vishal Garg(6)	—	*	1,915,965	42%	—	—
Nicholas Calamari(11)	1,823	*	174,917	4%	—	—
Kevin Ryan	40,185	*	13,777	*	—	—
Arnaud Massenet(12)	65,344	1%	—	—	—	—
Prabhu Narasimhan(13)	30,063	*	—	—	—	—
Steven Sarracino(14)	1,298,331	14%	—	—	—	—
Michael Farello	—	—	—	—	—	—
Harit Talwar	8,767	*	30,949	*	—	—
Paula Tuffin	3,801	*	22,407	*	—	—
All Better Home & Finance directors and executive officers as a group (9 individuals)	1,448,314	16%	2,135,608	47%	—	—
*Less than one percent

Better Home & Finance Holding Company 2025 Proxy Statement	25

Ownership of Our Common Stock

(1)Unless otherwise noted, the business address of each of those listed in the table above is 1 World Trade Center, 285 Fulton Street, 80th Floor Suite A, New York, New York 10007.
(2)As reported in a statement on Schedule 13D/A filed with the SEC on April 15, 2025 by SoftBank Group Corp., which is a publicly traded company listed on the Tokyo Stock Exchange (“SoftBank”), is the sole shareholder of SB Global Advisers Limited, which has been appointed as manager and is exclusively responsible for making final decisions related to the acquisition, structuring, financing and disposal of SoftBank Vision Fund II-2 L.P.’s investments, including as held by SVF II Beaver (DE) LLC. SoftBank Vision Fund II-2 L.P. is the sole limited partner of SVF II Aggregator (Jersey) L.P., which is the sole member of SVF II Holdings (DE) LLC, which is the sole member of SVF II Beaver (DE) LLC. SB Northstar LP is a subsidiary of SoftBank and SoftBank is the parent company of Silver Brick Management PTE. LTD, which has been appointed as investment manager of SB Northstar LP and is responsible for making voting and investment decisions with respect SB Northstar LP’s investments. As a result of these relationships, each of the foregoing entities may be deemed to share beneficial ownership of the securities held of record by SVF II Beaver (DE) LLC. Alex Clavel, Yoshimitsu Goto, Navneet Govil, Timothy A. Mackey and Gyu Hak Moon are the directors of SB Global Advisers Limited. Each of the directors disclaims beneficial ownership of the securities beneficially held by SVF II Beaver (DE) LLC. The principal business address of each of SVF II Beaver (DE) LLC and SVF II Holdings (DE) LLC is 251 Little Falls Drive, Wilmington, DE 19808. The principal business address of SVF II Aggregator (Jersey) L.P. and SoftBank Vision Fund II-2 L.P. is Crestbridge Limited, 47 Esplanade, St. Helier, Jersey, JE1 0BD. The principal business address of SB Global Advisers Limited is 69 Grosvenor Street, Mayfair, London W1K 3JP, England, United Kingdom. The business address of SoftBank Group Corp. is 1-7-1, Kaigan, Minato-ku Tokyo 105-7537 Japan.
(3)Includes 1,300,000 shares of Class C Common Stock held by BHFHC Distribution Trust in a trust account designated for the benefit of SB Northstar LP, which will be beneficially acquired upon the satisfaction of certain regulatory approvals or confirmation that such regulatory approvals are no longer required. SoftBank Group Corp. is the parent company of Silver Brick Management PTE. LTD., which has been appointed as the investment manager of SB Northstar LP. As a result of these relationships, each of the foregoing entities may be deemed to share beneficial ownership of the securities held of record by BHFHC Distribution Trust (for the benefit of SB Northstar LP). Timothy A. Mackey, Kozo Aramaki, Yoshimitsu Goto, and Taiichi Hoshino are the directors of Silver Brick Management PTE. LTD. Each of the directors disclaims beneficial ownership of the securities beneficially held by BHFHC Distribution Trust (for the benefit of SB Northstar LP). The principal business address of Silver Brick Management PTE. LTD. is 138 Market Street #27-01A, Capitagreen, Singapore 048926. The principal business address of SB Northstar LP is c/o Walkers, 190 Elgin Avenue, George Town, Grand Cayman, KY1-9008, Cayman Islands. The principal business address of BHFHC Distribution Trust is 950 17th Street, Suite 100, Denver, Colorado 80202.
(4)As reported in a statement on Schedule 13D filed with the SEC on October 25, 2024 by Activant Ventures Advisors III, LLC. Consists of (a) 366,788shares of the Company’s Class B common stock held of record by Activant Holdings I, Ltd., (b) 143,035 shares of the Company’s Class B common stock held of record by Activant Ventures III Opportunities Fund 1, L.P., (c) 21,603 shares of the Company’s Class B common stock held of record by Activant Ventures III Opportunities Fund 2, L.P., (d) 17,466 shares of the Company’s Class B common stock held of record by Activant Ventures III Opportunities Fund 3, L.P., (e) 28,018 shares of Better Home & Finance Class B common stock held of record by Activant Ventures III Opportunities Fund 4, L.P., (f) 122,226 shares of the Company’s Class B common stock held of record by Activant Ventures III Opportunities Fund 6, L.P., and (g) 526,986 shares of the Company’s Class B common stock held of record by Activant Ventures III, L.P., L.P. Activant Capital Management, LLC is the investment advisor of Activant Ventures III Opportunities Fund 1, L.P., Activant Ventures III Opportunities Fund 2, L.P., Activant Ventures III Opportunities Fund 3, L.P., Activant Ventures III Opportunities Fund 4, L.P., and Activant Ventures III Opportunities 6, L.P., the general partner of the entities which own Activant Ventures III, L.P. Therefore, Activant Capital Management, LLC may be deemed to have voting power and dispositive power with respect to the shares hold by these entities. Class B common stock, which is not registered under the Exchange Act, is convertible into shares of Class A common stock on a share-for-share basis. Activant Ventures Advisors III, LLC is the general partner of Activant Ventures III Opportunities Fund 1, L.P., Activant Ventures III Opportunities Fund 2, L.P., Activant Ventures III Opportunities Fund 3, L.P., Activant Ventures III Opportunities Fund 4, L.P., and Activant Ventures III Opportunities 6, L.P., the general partner of the entities which own Activant Ventures III, L.P. Therefore, Activant Ventures Advisors III, LLC may be deemed to have voting power and dispositive power with respect to the shares hold by these entities. The business address of each of these entities is 323 Railroad Avenue, Greenwich, CT 06830.
(5)As reported in a statement on Schedule 13D filed with the SEC on September 1, 2023 by Pine Brook Capital Partners II, L.P., on behalf of itself and PBRA, LLC, Pine Brook Road Associates II, L.P., Pine Brook Road Advisors, L.P., and Howard Newman. The business address of Pine Brook Capital Partners II, L.P., the filing entity, is 60 East 42nd Street, Suite 3014, New York, NY 10165.
(6)Based on the Schedule 13D/A filed with the SEC on April 8, 2024 by Vishal Garg, consisting of (a) 130,456 shares of the Company’s Class B Common Stock held of record by 1/0 Real Estate LLC, (b) 465,518 shares of Class B Common Stock owned by The 718 4Ever Trust I, (c) 130,456 shares of Class B Common Stock held of record by 1/0 Holco, LLC. Vishal Garg is the controlling member of 1/0 Holdco, LLC, which wholly owns 1/0 Real Estate, LLC, and (d) 24,453,110 currently exercisable options to purchase shares of Class B Common Stock held by Mr. Garg. Therefore, Mr. Garg may be deemed to have voting power and dispositive power over the shares held by 1/0 Holdco, LLC and 1/0 Real Estate, LLC. Nicholas Calamari holds a more than five percent ownership interest in 1/0 Holdco, LLC, which wholly owns 1/0 Real Estate, LLC. Mr. Garg is the investment adviser of The 718 4Ever Trust I, and members of Mr. Garg's immediate family are the sole beneficiaries of The 718 4Ever Trust I. Therefore, Mr. Garg may be deemed to have voting power and dispositive power over the shares held by The 718 4Ever Trust I. The business address of 1/0 Real Estate LLC is 1 World Trade Center, Ste 8500, New York, NY 10007.
(7)Based on the Schedule 13D/A filed with the SEC on September 3, 2024 by Valani Riaz, consisting of: (a) 237,438 shares of Class A Common Stock held directly by 1/0 Mortgage Investment, LLC, (b) 17,595 shares of the Company’s Class B Common Stock held directly by the Green Trust, which are convertible into shares of Class A Common Stock on a one-for-one basis, and (c) 182,618 shares of the Company’s Class B Common Stock held directly by a member of Mr. Valani’s immediate family, which are convertible into shares of Class A Common Stock on a one-for-one basis. Mr. Valani (x) is the manager of 1/0 Services LLC, which in turn is the manager of 1/0 Mortgage Investment, LLC, and (y) may be deemed to have investment and voting power over the Issuer securities directly held by the Green Trust and a member of Mr. Valani’s immediate family as described herein. The business address for Valani Riaz is 538 East 11th Street, New York, New York, 10009.
(8)As reported in a statement on Schedule 13G/A filed with the SEC on November 13, 2024 by Healthcare of Ontario Pension Plan Trust Fund. The business address of Healthcare of Ontario Pension Plan Trust Fund is 1 York Street, Suite 1900, Toronto, Ontario, Canada, M5J 0B6.
(9)Based on the Schedule 13D/A filed with the SEC on December 17, 2024, includes (a) 463,199 shares of Class A Common Stock; and (b) 916 shares of Class A Common Stock issuable upon the exercise of Warrants. The business address for Livenandro Holdings Limited is 1 Nikokleous street, 2122 Nicosia, Cyprus.
(10)Based on the Schedule 13D/A filed with the SEC on December 17, 2024, includes (a) 20,000 shares of Class A Common Stock held of record by NaMa Capital Limited, a company incorporated in Guernsey (“NaMa”); (b) 335,581 shares of Class A Common Stock held of record by Novator Capital Sponsor Ltd., a Cyprus limited liability company (“NCSL”); (c) 463,199 shares of Class A Common Stock held of record by Livenandro Holdings Limited, a Cyprus limited company (“Livenandro”); (d) 44,884 shares of Class A Common Stock issuable upon the exercise of Warrants held of record by NCSL; and (e) 916 shares of Class A Common Stock issuable upon the exercise of Warrants held of record by Livenandro. The business address for Thor Björgólfsson is 1 Nikokleous street, 2122 Nicosia, Cyprus
(11)Consists of (a) 126,001 shares of Class B Common Stock held of record by Nicholas Calamari, (b) 24,458 shares of Class B Common Stock held of record by The Nicholas J. Calamari Family Trust, and (c) 24,458 shares of Class B Common Stock held of record by The Anika G Austin Descendants Trust.
(12)Consists of 27,844 shares of Class A Common Stock and 37,500 shares of Class A Common Stock issuable upon exercise of Warrants.
(13)Consists of 17,563 shares of Class A Common Stock and 12,500 shares of Class A Common Stock issuable upon exercise of Warrants.
(14)Steven Sarracino is Principal of Activant Ventures Advisors III, LLC, and therefore, Mr. Sarracino may be deemed to have beneficial ownership of the shares held by the entities affiliated with Activant Ventures Advisors III, LLC. Mr. Sarracino is also the controlling shareholder of Activant Holdings I, Ltd. Therefore, Mr. Sarracino may be deemed to have voting and dispositive power over the shares held by Activant Holdings I, Ltd. However, Mr. Sarracino disclaims beneficial ownership over the shares, and in all events disclaims pecuniary interest except to the extent of his economic interest.

26	Better Home & Finance Holding Company 2025 Proxy Statement

Executive Compensation

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires that our directors, executive officers and persons who own more than 10% of our Common Stock file reports of ownership and changes in ownership with the SEC. Based solely on our review of reports filed by the Company’s directors, executive officers and beneficial holders of 10% or more of our outstanding shares, and upon representations from our directors and executive officers, the Company believes that all reports required to be filed by the Company’s reporting persons during fiscal year 2024 were timely filed, with the exception of late Form 4 filings by each of Kevin Ryan (four transactions and two reports), Nicholas Calamari (six transactions and three reports), Paula Tuffin (six transactions and three reports), Vishal Garg (three transactions and three reports), Steven Sarracino (two transactions and two reports), Novator Capital Sponsor Ltd. (one transaction and one report), Riaz Valani (five transactions and three reports), and Thor Bjorgolfsson (one transaction and one report). The late filings were due to inadvertent administrative errors.

Better Home & Finance Holding Company 2025 Proxy Statement	27

Certain Relationships and Related Party Transactions
The following is a description of certain relationships and transactions that exist or have existed or that the Company has entered into, in each case, since January 1, 2023, with its directors, executive officers or stockholders who are known to the Company to beneficially own more than five percent of its voting securities and their respective affiliates and immediate family members.
Stockholders Agreements of Better Related to the Business Combination
Registration Rights Agreement
On August 22, 2023, certain existing stockholders of Pre-Business Combination Better entered into a registration rights agreement (the "Registration Rights Agreement") with the Sponsor and certain other persons. Pursuant to the Registration Rights Agreement, Better Home & Finance is required to register for resale securities held by the stockholders party thereto. Better Home & Finance, however, has no obligation to facilitate or participate in more than two underwritten offerings at the request or demand of the Sponsor or more than three underwritten offerings at the request or demand of the legacy stockholders of Pre-Business Combination Better. In addition, the stockholder parties have certain “piggy-back” registration rights with respect to registrations initiated by Better Home & Finance as well as certain customary block trade rights. Better Home & Finance has agreed to bear the expenses incurred in connection with the filing of any registration statements pursuant to the Registration Rights Agreement. On October 11, 2023, SVF Beaver and SB Northstar LP, a Cayman Islands exempted limited partnership and an affiliate of SoftBank Group Corp. ("SB Northstar"), entered into a joinder agreement to the Registration Rights Agreement with the Company.
SoftBank Agreements
As previously disclosed, on April 12, 2025, Better entered into a privately negotiated Exchange Agreement (the “Note Exchange Agreement”) with SB Northstar LP, an affiliate of SoftBank Group Corp. (the “Investor”), pursuant to which the Company and the Investor agreed to exchange (the “Exchange”) all of the $533.9 million total aggregate principal amount outstanding of the Company’s existing 1.00% Senior Subordinated Convertible Notes due 2028 (the “Existing Notes”) held by the Investor for (i) $155,000,000 in aggregate principal amount of new 6.00% Senior Secured Notes due 2028 (the “New Notes”) issued by the Company in a private transaction exempt from registration under the Securities Act of 1933, as amended, and (ii) a cash payment of $110,000,000 (the “Cash Payment”). The Note Exchange Agreement contains representations, warranties and covenants customary for transactions of this type. The Company did not receive any cash proceeds in connection with the Exchange. The New Notes represent the Company’s senior secured obligations, and are secured by substantially all of the Company’s and its material domestic subsidiaries’ assets. Interest on the New Notes will be payable, at the Company’s election, in cash or by payment-in-kind by issuing additional notes in an aggregate principal amount equal to the relevant amount of interest paid in kind. The New Notes accrue interest at a rate of 6.00% per annum, payable semi-annually in arrears on June 30 and December 31 of each year, with the initial payment on June 30, 2025 and will mature on December 31, 2028.
The New Notes are redeemable, in whole and not in part, at the Company’s option at any time prior to December 31, 2028, at a cash redemption price equal to 106.00% of the principal amount of the New Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, with an amount not exceeding the net cash proceeds of one or more “Equity Offerings” (as defined in the New Notes Indenture); provided that at least 60% of the aggregate principal amount of the New Notes remains outstanding immediately after the redemption and the redemption occurs within 150 days of the date of the closing of each such Equity Offering. Additionally, prior to December 31, 2028, the Company will be able to redeem all or part of the New Notes at a redemption price equal to the sum of 108% of the principal amount of the New Notes to be redeemed, plus the “Make Whole Premium” (as defined in the New Notes Indenture) at the redemption date, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. If certain corporate events that constitute a “Change of Control Triggering Event” (as defined in the New Notes Indenture) occur, then noteholders may require the Company to repurchase all or any part of their New Notes at a cash repurchase price equal to 101% of the aggregate principal amount of the New Notes to be repurchased, plus accrued and unpaid interest, if any, to the date of settlement.

Certain Relationships and Related Party Transactions

Director and Executive Officer Borrowings of Pre-Business Combination Better
Promissory Notes
Pre-Business Combination Better granted certain partial recourse loans to Vishal Garg, Kevin Ryan and Paula Tuffin, among other employees. Each loan was secured by shares of Pre-Business Combination Better Capital Stock and was extended to facilitate early exercise of their Stock Options in exchange for restricted shares of Pre-Business Combination Better Capital Stock pursuant to the Employee Loan Program (refer to the section entitled “Executive Compensation—Narrative to Summary Compensation Table—Elements of Compensation—Pre-Business Combination Retention and Employee Loan Programs” for further information).

Related person	Aggregate Principal Balance ($)
Vishal Garg	41,029,200
Kevin Ryan	5,980,920
Paula Tuffin	253,000
On August 21, 2023, Pre-Business Combination Better entered into personal loan termination agreements (the “Termination Agreements”) to extinguish the outstanding loans to each of Vishal Garg, Kevin Ryan and Paula Tuffin in connection with the early exercise of the Stock Options held by each of Messrs. Garg and Ryan and Ms. Tuffin. In the case of Mr. Garg, the loan was extinguished in exchange for the repurchase of all 4,000,000 shares of Pre-Business Combination Better common stock collateralizing his promissory notes and 2,447,617 additional shares of Pre-Business Combination Better common stock owned by Mr. Garg, each at a fair market value of $6.21 per share of Pre-Business Combination Better common stock. In the case of Mr. Ryan and Ms. Tuffin, the loan was extinguished in exchange for a number of shares of Pre-Business Combination Better common stock (1,009,271 and 42,349, respectively) collateralizing their respective promissory notes with an aggregate fair market value equal to the outstanding obligations of principal and accrued interest due and payable under the respective notes, at a fair market value per share Pre-Business Combination Better common stock of $6.21 with respect to the vested shares and the exercise price of $5.06 with respect to the unvested shares.
Retention Bonus
Reference is made to the disclosure regarding the retention bonus granted to Mr. Ryan in the form of a forgivable loan (the “Retention Loan”) in the section titled “Executive Compensation—Narrative to Summary Compensation Table—Elements of Compensation—Pre-Business Combination Retention and Employee Loan Programs”. As required in accordance with the terms of the Retention Loan in connection with Better Home & Finance becoming subject to Section 402 of the Sarbanes-Oxley Act, Pre-Business Combination Better forgave the Retention Loan such that the promissory note and retention bonus agreement underlying Retention Loan were terminated and are deemed null and void in all respects.
Director and Officer Indemnification
Better Home & Finance has entered into customary indemnification agreements with each of its directors as well as each of its executive officers, pursuant to which Better Home & Finance agrees to indemnify the directors and the executive officers to the fullest extent permitted under applicable law against liabilities that may arise by reason of their service as a director or executive officers to Better, and to advance expenses incurred as a result of any proceeding against them in connection with their services in accordance with the terms of such agreements.
Other Related Party Transactions
Better Home & Finance has entered into a number of commercial agreements with related parties, which management believes provide Better Home & Finance with products or services that are beneficial to our commercial objectives. Often these products and services have been tailored to Better Home & Finance’s specific needs or are part of new pilot programs, both for Better Home & Finance and the counterparty, for which there are not clear alternative vendors offering comparable services to compare pricing with. It is reasonable to assume that none of these related party commercial agreements were structured at arm’s length and therefore may be beneficial to the counterparty.

Better Home & Finance Holding Company 2025 Proxy Statement	29

Certain Relationships and Related Party Transactions

Better Mortgage Corporation ("Better Mortgage"), a wholly owned subsidiary of Better Home & Finance, originally entered into a data analytics services agreement dated as of August 25, 2016 with TheNumber, LLC (“TheNumber”), an entity affiliated with our CEO, and 1/0 Holdco.
In September 2021, Better Mortgage and TheNumber entered into a technology integration and license agreement. The listed services provided by TheNumber are lead generation, market rate analysis, lead growth analysis, property listing analysis, automated valuation models, and financial risk analysis. Both parties agreed to jointly develop all aspects of this program, and the agreement provides for the utilization of TheNumber employees by Better Home & Finance. In January 2024, the agreement was extended for an additional year. The services provided by TheNumber are not integral to Better Home & Finance’s technology platform and amounts incurred are not material to Better Home & Finance. In connection with these agreements, Better Home & Finance paid expenses of $1.0 million and $0.8 million for the years ended December 31, 2024 and 2023 respectively, which are included within general and administrative expenses on the consolidated statements of operations and comprehensive loss. Better Home & Finance included a payable of $56 thousand, within accounts payable and accrued expenses on the consolidated balance sheets, and $230 thousand, within other liabilities on the consolidated balance sheets, as of December 31, 2024 and 2023, respectively.
In previous years, Better Mortgage entered into several agreements (herein referred to as the “Notable Agreements”) with Notable Finance LLC (“Notable”), an entity in our CEO and 1/0 Real Estate, collectively hold a majority ownership interest. The Notable Agreements included products such as a consumer lending program, a non-revolving personal line of credit, and other financial products which were offered to borrowers of Better Mortgage. The Notable Agreements also included the ability for Better Mortgage to purchase up to $20.0 million of unsecured home improvement loans underwritten and originated by Notable for Better Mortgage’s customers.
During 2024, Better Mortgage decided to cease offering the products and services provided via the Notable Agreements. As of December 31, 2024 and 2023, Better Home & Finance had $4.2 million and $6.3 million of unsecured home improvement loans purchased from Notable, which are included within mortgage loans held for sale, at fair value on the consolidated balance sheets. Notable will continue to provide servicing for the loans purchased from Notable that remain on Better Home & Finance’s balance sheet. During the years ended December 31, 2024 and 2023, Better Home & Finance had purchases of loans from Notable of none and $0.2 million, respectively.
As Better Home & Finance has ceased offering products and services with Notable, Better Home & Finance has impaired $0.2 million of capitalized internal use software which is included within other expense/(income) within the consolidated statements of operations and comprehensive loss.
Better Home & Finance has relationships with 1/0 Capital LLC and Zethos Inc (doing business as “True Work”), companies affiliated with our CEO, which provide services to Better Home & Finance varying from data analytics to information technology support services. For the years ended December 31, 2024 and 2023, Better Home & Finance incurred expenses of $120.4 thousand and $165.9 thousand, respectively, in relation to these services, which are included in general and administrative expenses on the consolidated statements of operations and comprehensive loss. Better Home & Finance included a payable of $18.2 thousand, within accounts payable and accrued expenses on the consolidated balance sheets, and $159.7 thousand, within other liabilities on the consolidated balance sheets as of December 31, 2024 and 2023, respectively.
Statement of Policy Regarding Transactions with Related Parties
The Company has adopted a written Related Party Transactions Policy that governs transactions with related parties in conformity with applicable SEC and Nasdaq requirements (the "Related Party Transactions Policy"). The Related Party Transactions Policy requires that a “related person” (as defined under Item 404(a) of Regulation S-K) must notify the Company's General Counsel (or, if the related person is the General Counsel or his or her immediate family member, the CFO) prior to entering into any “related party transaction” (defined as any transaction in which (i) the Company is or will be a participant, (ii) the amount involved will or may reasonably be expected to exceed the lesser of $120,000 or 1% of the average of the Company's total assets at year end for the prior two fiscal years and (iii) any related person has or will have a direct or indirect material interest) of the facts and circumstances with respect thereto. The Company's General Counsel, or

30	Better Home & Finance Holding Company 2025 Proxy Statement

Certain Relationships and Related Party Transactions

CFO (if applicable), will then undertake an evaluation of the proposed transaction and, if such evaluation indicates that the proposed transaction would be a related party transaction and consequently requires approval by the Audit Committee, the General Counsel or CFO (if applicable) will report such proposed related party transaction and all relevant facts and circumstances to the Audit Committee for its consideration. No related party transaction may be entered into without the approval or ratification of the Audit Committee. The Related Party Transactions Policy provides that directors interested in a proposed related party transaction will not participate in any discussion or vote regarding approval, or ratification of approval, of such transaction.

Better Home & Finance Holding Company 2025 Proxy Statement	31

Proxy Procedures and Information About the Annual Meeting
Stockholders Entitled to Vote at the Annual Meeting
Our Board has established the record date for the 2025 Annual Meeting as April 30, 2025. Only holders of record of the Company’s Class A Common Stock and Class B Common Stock at the close of business on the record date are entitled to receive the Notice and vote at the 2025 Annual Meeting. On April 30, 2025, the Company had 9,259,627 shares of Class A Common Stock and 4,518,000 shares of Class B Common Stock outstanding. Holders of Class A Common Stock are entitled to one vote per share, while holders of Class B Common Stock are entitled to three votes per share on all matters submitted to the stockholders for their vote or approval. Holders of Class C Common Stock are not entitled to voting rights with respect to such shares.
In addition, on April 30, 2025, the Company had 1,437,545 shares of Class C Common Stock outstanding, which is not entitled to vote on the proposals to be considered at the 2025 Annual Meeting, but is convertible into Class A Common Stock on a one-for-one basis at the option of the holder. Holders of record of the Company's Class C Common Stock are entitled to receive the Notice of the 2025 Annual Meeting.
Voting Procedures
If you are a holder of record of shares of Class A Common Stock or Class B Common Stock, you may vote as set forth in the Notice, or as follows:
•Voting by Internet: Follow the instructions on www.proxyvote.com or at www.virtualshareholdermeeting.com/BETR2025.
•Voting by Telephone: Call 1-800-690-6903 and follow the instructions provided by the recorded message.
•Voting by Mail: If you receive a paper copy of the proxy materials, you may vote your shares by completing, signing, dating and returning the proxy card included in the printed proxy materials.
Your vote will be cast in accordance with the instructions authorized by Internet or telephone or included on a properly signed and dated proxy card, as applicable. We must receive your vote, either by Internet, telephone or proxy card, by 11:59 PM (Eastern Time) on Monday, June 9, 2025, the day before the 2025 Annual Meeting, for your vote to be counted.
Voting Options; Quorum
The Board recommends a vote “FOR” each of the director nominees and "FOR" proposal 2. Below is a summary of the vote required for each proposal and the respective effect of abstentions and broker non-votes. For more detailed information, see each respective proposal.

Proposal	Vote Required	Abstentions	Broker Non-Votes
Election of Directors	Votes FOR a nominee must exceed votes AGAINST.	Not counted as votes cast. No impact on outcome.	Not counted as votes cast. No impact on outcome.
Ratification of Appointment of Deloitte as Independent Auditor for 2025	Votes FOR the proposal must exceed votes AGAINST.	Not counted as votes cast. No impact on outcome.	Not applicable for reason explained below.
The presence, in person or by proxy, of the holders of a majority of the voting power of the shares issued and outstanding and entitled to vote at the 2025 Annual Meeting constitutes a quorum. Abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum. A broker non-vote occurs when a nominee, such as a broker holding shares in “street name” for a beneficial owner, does not vote on a proposal because that nominee does not have discretionary voting power with respect to a proposal and has not received instructions from the beneficial owner. Under the rules of the New York Stock Exchange (“NYSE”), which are also applicable to Nasdaq-listed companies such as Better Home & Finance, brokers, banks and other securities intermediaries may use their discretion to vote “uninstructed” shares on matters considered to be “routine” under NYSE rules but not with respect to “non-routine” matters. We understand

Proxy Procedures and Information About the Annual Meeting

that Proposal 1 is considered “non-routine” under NYSE rules such that a broker, bank or other agent may not vote shares on those proposals in the absence of voting instructions. Conversely, we understand that Proposal 2 is considered “routine” under NYSE rules such that a broker, bank or other agent may vote shares on those proposals in the absence of voting instructions. However, even with respect to routine matters, some brokers may choose not to exercise discretionary voting authority. As a result, we urge you to direct your broker, trustee or other nominee how to vote your shares on all proposals to ensure that your vote is counted.
If you are a beneficial owner of shares held in "street name" by your broker, bank or other nominee, you should have received a voting instruction form with these proxy materials from your broker, bank or other nominee rather than from us. The voting deadlines and availability of telephone and Internet voting for beneficial owners of shares will depend on the voting processes of the broker, bank or other nominee that holds your shares. Therefore, we urge you to carefully review and follow the voting instruction form and any other materials that you receive from that organization. If you hold your shares of Better Home & Finance’s Common Stock in multiple accounts, you should vote your shares as described in each set of proxy materials you receive.
Each share of Class A Common Stock outstanding on the record date is entitled to one vote and each share of Class B Common Stock outstanding on the record date is entitled to three votes. As of the close of business on the record date, there were outstanding and entitled to vote 9,253,627 shares of Class A Common Stock and 4,518,000 shares of Class B Common Stock. Stockholders do not have the right to cumulate their votes for the election of directors. Except as otherwise required by applicable law or the Amended and Restated Certificate of Incorporation, holders of Class C Common Stock are not entitled to vote on any matter submitted to a vote of stockholders.
If you submit a proxy without giving voting instructions, your shares will be voted in accordance with the Board’s recommendations on all matters presented in this Proxy Statement, and as the persons named as proxies in the proxy card may determine in their discretion with respect to any other matters properly presented at the 2025 Annual Meeting.
Revocation of Proxies
Even if you voted by telephone or on the Internet, or if you requested paper proxy materials and signed the proxy card, you may revoke your proxy before it is voted at the 2025 Annual Meeting by delivering a signed revocation letter to Paula Tuffin, General Counsel, Chief Compliance Officer and Secretary. You may also revoke your proxy by submitting a new proxy dated later than your first proxy, or by a later-dated vote by telephone or on the Internet. If you are attending virtually and have previously mailed your proxy card, you may revoke your proxy and vote virtually at the 2025 Annual Meeting. Your attendance at the 2025 Annual Meeting will not by itself revoke your proxy. If you are a holder of shares held in street name by your broker and you have previously directed your broker to vote your shares, you should instruct your broker to change or revoke your vote if you wish to do so. If you are a holder of shares held in street name by your broker and wish to cast your vote in person at the 2025 Annual Meeting, you should obtain a proxy to vote your shares from your broker.
Solicitation of Proxies
Proxies may be solicited on behalf of our Board by mail or telephone, on the Internet or in person, and Better will pay the solicitation costs on behalf of the Company. The Notice will be supplied to brokers, dealers, banks and voting trustees, or their nominees, for the purpose of soliciting proxies from beneficial owners, and Better will reimburse those record holders for their reasonable expenses on behalf of the Company.
Broadridge Financial Solutions, Inc. has been retained by Better Home & Finance to facilitate the distribution of proxy materials at a customary fee plus distribution costs and other costs and expenses.
Additional Information
The 2024 Annual Report is filed with the SEC and may also be obtained via a link posted on the “Investor Relations” portion of our website, www.better.com. Copies of the 2024 Annual Report, or any exhibits thereto, will be sent within a reasonable time without charge upon written request to Better Home & Finance Holding Company, 1 World Trade Center, 285 Fulton Street, 80th Floor Suite A, New York, New York 10007, Attention: Corporate Secretary. References to our website or other links to our publications or other information are provided for the convenience of our stockholders. None of the information or

Better Home & Finance Holding Company 2025 Proxy Statement	33

Proxy Procedures and Information About the Annual Meeting

data included on our websites or accessible at these links is incorporated into, and will not be deemed to be a part of, this Proxy Statement or any of our other filings with the SEC.
Other Business
Our Board is not aware of any other matters to be presented at the 2025 Annual Meeting. If any other matter proper for action at the meeting is properly presented, the holders of the accompanying proxy will have discretion to vote the shares represented by the proxy on such matter in accordance with their best judgment. If any matter not proper for action at the meeting should be presented, the holders of the proxy will vote against consideration of the matter or the proposed action.
Stockholder Communications with the Board
Stockholders and other interested parties who wish to contact our directors may send written correspondence to Better Home & Finance Holding Company, 1 World Trade Center, 285 Fulton Street, 80th Floor Suite A, New York, New York 10007, Attention: Corporate Secretary. Communications addressed to directors that discuss business or other matters relevant to the activities of our Board will be preliminarily reviewed by the Corporate Secretary and then distributed either in summary form or by delivering a copy of the communication to the director, or group of directors, to whom they are addressed.
Director Nominations
Directors may be nominated by the Board or by stockholders of the Company in accordance with the Bylaws. The Corporate Governance and Nominations Committee recommends to the Board criteria for Board membership, which includes the criteria in our Corporate Governance Guidelines, and when requested by the Board, recommends individuals for membership on the Board. Evaluations of candidates generally involve a review of background materials, internal discussions and interviews with selected candidates as appropriate. Nominees for director are selected on the basis of their business experience, qualifications, attributes and skills, such as relevant industry knowledge, specific experience with technology, accounting, finance, leadership, strategic planning, international markets, independence, judgment, integrity, diversity of backgrounds, the absence of potential conflicts with our interests and such other criteria as may be established by the Board from time to time. In addition, the Board considers, in light of our business, each director nominee's experience, qualifications, attributes and skills that are identified in the biographical information contained in "Proposal 1 - Election of Directors."
To nominate a person to serve on the Board, a stockholder should write to Better Home & Finance Holding Company, 1 World Trade Center, 285 Fulton Street, 80th Floor Suite A, New York, New York 10007, Attention: Corporate Secretary. Director nominations must be delivered to the Corporate Secretary in accordance with the Bylaws. This generally means the nomination must be delivered not later than the ninetieth (90th) day nor earlier than the one hundred and twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting, provided, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date of the preceding year’s annual meeting, the notice must be delivered not earlier than the one hundred and twentieth (120th) day prior to the date of such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to the date of such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by the Company. The nomination must contain any applicable information set forth in the Bylaws. The Corporate Governance and Nominations Committee will consider and evaluate persons nominated by stockholders in the same manner as it considers and evaluates other potential directors.
Proposals for 2026 Annual Meeting of Stockholders
The Company will review for inclusion in next year’s proxy statement stockholder proposals received by December 31, 2025. Such proposals must satisfy all applicable requirements of Rule 14a-8 of the Securities Exchange Act and should be sent to Paula Tuffin, General Counsel, Chief Compliance Officer and Secretary of the Company at Better Home & Finance Holding Company, 1 World Trade Center, 285 Fulton Street, 80th Floor Suite A, New York, New York 10007.
Stockholder proposals, including nominations for directors, not included in next year’s proxy statement may be brought before the 2026 annual meeting by a stockholder of the Company who is entitled to vote at the meeting, who has given a written notice to the General Counsel, Chief Compliance Officer and Secretary of the Company containing certain information specified in the Bylaws and who was a stockholder of record at the time such notice was given. To be timely for

34	Better Home & Finance Holding Company 2025 Proxy Statement

Proxy Procedures and Information About the Annual Meeting

our 2026 annual meeting, such notice must be delivered to or mailed and received at the address in the preceding paragraph no earlier than February 10, 2026, and no later than March 12, 2026, except that if the 2026 annual meeting is held before May 11, 2026 or after August 9, 2026, such notice must be delivered at the address in the preceding paragraph no earlier than 120 days prior to the date of such annual meeting and not later than the close of business on the later of (i) the ninetieth day prior to the date of such annual meeting or (ii) the tenth day following the day on which a public announcement of the date of such annual meeting is first made.
Our Bylaws require that stockholder recommendations for nominees to the Board must include, among other things, the name of the nominee or nominees, information regarding the nominee or nominees that would be required to be included in solicitations or proxies for election of directors in an election contest and a consent signed by the nominee or nominees evidencing consent to be named in the proxy statement and willingness to serve on the Board, if elected. Stockholders who intend to submit nominations to the Board must comply with all provisions of our Bylaws and provide timely written notice thereof.
To comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice to the Company that sets forth the information required by Rule 14a-19 under the Exchange Act, with such notice being postmarked or transmitted electronically to Paula Tuffin, General Counsel, Chief Compliance Officer and Secretary of the Company at Better Home & Finance Holding Company, 1 World Trade Center, 285 Fulton Street, 80th Floor Suite A, New York, New York 10007 no later than April 11, 2026, or, if we change the date of our 2026 annual meeting by more than thirty days from the anniversary of the 2025 Annual Meeting, then no later than sixty days prior to our 2026 annual meeting or, if later, the tenth day following the day on which public announcement of the meeting date is made. In addition, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must also comply with the additional requirements of Rule 14a-19 under the Exchange Act.
Multiple Stockholders Sharing the Same Address
If a stockholder shares an address with one or more other Better stockholders, the stockholder may have received only a single copy of the 2024 Annual Report, Proxy Statement or Notice for the stockholder's entire household. This practice, known as “householding,” is intended to reduce printing and mailing costs.
Registered stockholders who prefer to receive a separate Annual Report, Proxy Statement or Notice this year or in the future, or who receive multiple copies at their address and would like to enroll in “householding” and receive a single copy, should contact Computershare at 800-736-3001. Written requests may be sent to Computershare Trust Company, N.A. by mail to P.O. Box 43006, Providence, RI 02940-3006 or by courier delivery to 150 Royall Street, Suite 101, Canton, MA 02021. Stockholders who are beneficial owners should contact their bank, brokerage firm or other intermediary to make such a request. There is no charge for separate copies.
2024 Annual Report
The 2024 Annual Report is being made available on or about April 30, 2025, to persons who were stockholders of record as of April 30, 2025, the record date for the 2025 Annual Meeting. These materials do not form part of the material for the solicitation of proxies.

By order of the Board, General Counsel, Chief Compliance Officer and Secretary

New York, New York April 30, 2025

Better Home & Finance Holding Company 2025 Proxy Statement	35

Better

BETTER HOME & FINANCE HOLDING COMPANY
1 WORLD TRADE CENTER
285 FULTON STREET, 57TH FLOOR
NEW YORK, NY 10007

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/BETR2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V74520-P32935

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

BETTER HOME & FINANCE HOLDING COMPANY

The Board of Directors recommends you vote FOR the following proposals:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Harit Talwar	☐	☐	☐
1b. Vishal Garg	☐	☐	☐
1c. Michael Farello	☐	☐	☐
1d. Arnaud Massenet	☐	☐	☐
1e. Prabhu Narasimhan	☐	☐	☐
1f. Steven Sarracino	☐	☐	☐

NOTE: In their discretion, upon such other business as may properly come before the meeting or any adjournment thereof.

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). **If no direction is made, this proxy will be voted FOR the election of all nominees for the Board of Directors listed in Item 1 and FOR Item 2.** If any other matters properly come before the meeting, the person named in this proxy will vote in their discretion.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

V74521-P32935

BETTER HOME & FINANCE HOLDING COMPANY
ANNUAL MEETING OF STOCKHOLDERS
JUNE 10, 2025 12:00 PM ET
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The stockholder(s) hereby appoint(s) Kevin Ryan and Paula Tuffin, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of BETTER HOME & FINANCE HOLDING COMPANY that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 12:00 p.m., Eastern Time, on Tuesday, June 10, 2025, virtually at www.virtualshareholdermeeting.com/BETR2025, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, AND FOR PROPOSAL 2.

Continued and to be signed on reverse side